Exhibit 99.1

               SENIOR COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT dated as of July 19, 1994, among THE KROGER CO., an Ohio corporation (the "Parent Borrower"); the wholly owned subsidiaries of the Parent Borrower listed on Schedule 2.01(a)(i) (the "Subsidiary Borrowers"); the financial institutions listed on Schedule 2.01 (the "Lenders"); CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as a swingline lender (in such capacity, a "Swing Line Bank"), as an Issuing Bank (as defined below), as an administrative agent (in such capacity, an "Administrative Agent"), for the Lenders, the Swing Line Banks and the Issuing Banks and as the collateral agent (in such capacity, the "Collateral Agent") for the Lenders, the Swing Line Banks and the Issuing Banks; and CITIBANK, N.A., a national banking association ("Citibank"), as a swingline lender (in such capacity, a "Swing Line Bank"), as an Issuing Bank, as an administrative agent (in such capacity, an "Administrative Agent") for the Lenders, the Swing Line Banks and the Issuing Banks and as the paying and calculation agent (in such capacity, the "Paying Agent") for the Lenders, the Swing Line Banks and the Issuing Banks.


     The Parent Borrower has requested that (a) the Lenders extend credit in order to enable the Borrowers (such term and each other capitalized term used but not defined in this introductory statement having the meanings assigned to such terms in Article I) to borrow, at any time and from time to time prior to the Termination Date, Advances in an aggregate principal amount at any time outstanding not to exceed $1,750,000,000, (b) the Swing Line Banks extend credit in order to enable the Borrowers to borrow, at any time and from time to time prior to the Termination Date, Swing Line Advances in an aggregate principal amount at any time outstanding not to exceed $300,000,000 and (c) the Issuing Banks issue Letters of Credit in an aggregate face amount at any time outstanding not to exceed $450,000,000.

     The proceeds of the Borrowings on the Closing Date will be used by the Parent Borrower to pay in full on the Closing Date the principal amount of all advances outstanding under, and all other amounts due in respect of, the Existing Credit Agreement. The proceeds of the Borrowings following the Closing Date will be used for general corporate purposes of the Borrowers, including but not limited to funding the working capital requirements of the Borrowers and their respective Subsidiaries. Letters of Credit will be used to support obligations of the Borrowers and their respective Subsidiaries incurred in the ordinary course of business.

     Accordingly, the Parent Borrower, the Subsidiary
Borrowers, the Lenders, the Issuing Banks, the Swing Line
Banks, the Administrative Agents, the Collateral Agent and the
Paying Agent agree as follows:


                            ARTICLE I

                           Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "Acquired EBITDA" means, for any period, with respect to any Acquired Entity, (a) the sum of (i) Acquired Net Income for such period, (ii) depreciation and amortization expense for such period, (iii) interest expense net of interest income for such period, (iv) Federal and state income taxes for such period as determined in accordance with GAAP,
(v) extraordinary losses that have been included in the calculation of Acquired Net Income for such period and
(vi) LIFO charges included in the calculation of Acquired Net Income for such period minus (b) the sum of (i) extraordinary gains that have been included in the calculation of Acquired Net Income for such period and (ii) LIFO credits included in the calculation of Acquired Net Income for such period.

     "Acquired Entity" means any Person or the assets of any Person to be invested in or acquired pursuant to
Section 6.07(i).

     "Acquired Entity Fiscal Quarter" means, with respect to any Acquired Entity, any fiscal quarter of such Acquired
Entity.

     "Acquired Entity Fiscal Year" means, with respect to any Acquired Entity, any fiscal year of such Acquired Entity.

     "Acquired Entity Rolling Period" means, in respect of any Acquired Entity Fiscal Quarter, such Acquired Entity Fiscal
Quarter and the three preceding Acquired Entity Fiscal Quarters.

     "Acquired Net Income" means, for any period, with respect to any Acquired Entity, the net income of such Acquired Entity for such period before the payment of dividends on all capital stock, determined in accordance with GAAP.

     "Additional Capital Expenditures" has the meaning specified in Section 6.08(c).

     "Adjusted Eurodollar Rate" means, for an Interest Period for an Adjusted Eurodollar Rate Advance, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by the Paying Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Adjusted Eurodollar Rate Advance to be outstanding during such Interest Period (or, if such Reference Bank shall not have an Adjusted Eurodollar Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period. The Adjusted Eurodollar Rate for an Interest Period shall be determined by the Paying Agent on the basis of applicable rates furnished to and received by the Paying Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

     "Adjusted Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(b).

     "Adjusted Eurodollar Rate Reserve Percentage" means, for an Interest Period, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Adjusted Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

     "Administrative Agents" means Chemical Bank and Citibank in their capacities as administrative agents for the Lenders hereunder and any successors thereto appointed in accordance with Article VIII.

     "Administrative Questionnaire" means an Administrative
Questionnaire in the form of Exhibit C.

     "Advance" has the meaning specified in Section 2.01(a) and shall include Swing Line Advances, drawings under Letters of Credit, drawings under Auction Bid LOCs, Auction Bid Advances and advances pursuant to Section 2.01(d) in respect of Overnight Overdrafts.

     "Affiliate" means, with respect to any designated Person, any other Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons, or holds or beneficially owns 10% or more of the equity interest in the other Person or 10% or more of any class of voting securities of the other Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of an Adjusted Eurodollar Rate Advance and, in the case of an Auction Bid Advance, the office of such Lender specified in a notice of such Lender to the Paying Agent as such Lender's Applicable Lending Office with respect to such Auction Bid Advance.

     "Applicable Percentage" means at any time, with respect to Adjusted Eurodollar Rate Advances, the Facility Fees, Standby Letters of Credit and Documentary Letters of Credit, the applicable percentage set forth below based upon (a) the Senior Debt Ratings at such time or (b) the Applicable Percentage Ratio at such time:






          Level 1   Level 2   Level 3   Level 4   Level 5   Level 6   Level 7
          -------   -------   -------   -------   -------   -------   -------
Moody's/  Baa1 or   Baa2 and  Baa2 or   Baa3 and  Baa3 or   Ba2 or    Lower than
S&P       better or BBB       BBB       BBB-      BBB-      better    Ba2 or
          BBB+ or                                           and BB    lower than
or        better                                            or better BB

Appli-    5.0 to    4.5 to    4.0 to    3.5 to    3.0 to    2.5 to    Lower than
cable     1.0 or    1.0 or    1.0 or    1.0 or    1.0 or    1.0 or    2.5 to 1.0
Percen-   greater   greater   greater   greater   greater   greater
tage Ratio

                   (spreads expressed in basis points per annum)


Adjusted
Eurodollar
Rate
Advances  25.0      27.5      30.0      35.0      40.0      50.0      62.5

Standby
Letters
of Credit 25.0      27.5      30.0      35.0      40.0      50.0      62.5

Documen-
tary
Letters
of Credit 25.0      25.0      25.0      25.0      25.0      25.0      37.5

Facility
Fees      15.0      17.5      20.0      21.25     22.5      25.0      37.5

For purposes of the foregoing, (a) from and including the Closing Date and to but excluding the date that is 180 days following the Closing Date, the Applicable Percentages shall be determined in accordance with Level 6, (b) from and including the date that is 180 days following the Closing Date, the Applicable Percentages shall be determined at any time by reference to the more favorable to the Borrowers of
(i) the Senior Debt Ratings at such time and (ii) the Applicable Percentage Ratio in effect at such time, (c) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change, (d) any change in the Applicable Percentages based on a change in the Applicable Percentage Ratio shall be effective for all purposes on and after the date of delivery to the Administrative Agents of an Officer's Certificate of the Parent Borrower with respect to the financial statements to be delivered, as applicable, pursuant to Section 5.03 for the most recently ended Fiscal Quarter (i) setting forth in reasonable detail the calculation of the Applicable Percentage Ratio for such Fiscal Quarter and (ii) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Parent Borrower and its Subsidiaries during the accounting period covered by the related financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Default or an Event of Default (provided however, that any change in the Applicable Percentages based on the Applicable Percentage Ratio in effect on the date that is 180 days following the Closing Date shall be effective for all purposes on and after such date based on the Applicable Percentage Ratio set forth in an Officer's Certificate of the Parent Borrower delivered with respect to the financial statements to be delivered pursuant to Section 5.03 for the Fiscal Quarter ending October 8, 1994) and (e) notwithstanding the foregoing provisions of clauses (b) and (c), no reduction in the Applicable Percentages shall be effective if any Default or Event of Default shall have occurred and be continuing. It is understood that the foregoing Officer's Certificate shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to
Section 5.03 for the applicable Fiscal Quarter. Any change in the Applicable Percentages due to a change in the applicable Level shall be effective on the effective date of such change in the applicable Level and shall apply to all Adjusted Eurodollar Rate Advances made or continued on or after the commencement of the period (and to Base Rate Advances that are outstanding at any time during the period) commencing on the effective date of such change in the applicable Level and ending on the date immediately preceding the effective date of the next such change in applicable Level. If the rating system of either Moody's or S&P shall change, the Parent Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If either Moody's or S&P shall cease to be in the business of rating corporate debt obligations, the Parent Borrower and the Lenders shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency and, pending such agreement, the Applicable Percentages shall be determined on the basis of the ratings provided by the other rating agency and the Applicable Percentage Ratio. The Applicable Percentage for Base Rate Advances is zero.

     "Applicable Percentage Ratio" means the ratio (determined as of the last day of each Fiscal Quarter for the Rolling Period ending on such day) of (a) Consolidated EBITDA for such Rolling Period to (b) Consolidated Total Interest Expense for such Rolling Period.

     "Appropriate Lender" means (a) as to the Facility, a Lender that has a Commitment for a portion of, or an Advance under, the Facility, (b) as to the Swing Line Advances, a Swing Line Bank or (c) as to the Auction Bid Advances, any Lender making an Auction Bid Advance.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee and, to the extent required by Section 9.04(b), accepted by the Parent Borrower, the Administrative Agents, the Swing Line Banks and the Issuing Banks, in the form of Exhibit B or such other form as shall be approved by the Administrative Agents.

     "Auction Bid Advance" means an Advance by a Lender to a Borrower as part of an Auction Bid Borrowing resulting from the auction bidding procedure described in Section 2.01(e) or from a drawing under an Auction Bid LOC.

     "Auction Bid Borrowing" means a Borrowing consisting of simultaneous Auction Bid Advances from each of the Lenders whose offer to make one or more Auction Bid Advances as part of such Borrowing has been accepted by a Borrower under the auction bidding procedure described in Section 2.01(e).

     "Auction Bid LOC" means a letter of credit issued by a Lender for the account of a Borrower resulting from the auction bidding procedure described in Section 2.01(f).

     "Auction Bid Reduction" has the meaning specified in
Section 2.01(a).

     "Base Capital Expenditure Amount" has the meaning specified in Section 6.08(a).

     "Base Capital Expenditures" has the meaning specified in
Section 6.08(a).

     "Base Rate" means a fluctuating rate per annum equal to the highest from time to time of:

          (a) the arithmetic average of (i) the rate of interest announced publicly by Chemical Bank in New York, New York, from time to time as Chemical Bank's prime rate and (ii) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate;

          (b) the sum (adjusted to the nearer 1/16 of 1% or, if there is no nearer 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Paying Agent from three New York certificate of deposit dealers of recognized standing selected by the Paying Agent, by
     (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the daily annual assessment rates estimated by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

          (c) a rate equal to 1/2 of 1% per annum above the Federal Funds Rate.

Each change in the fluctuating interest rate hereunder shall take effect simultaneously with the corresponding change in the Base Rate.

     "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a).

     "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

     "Borrowers" means the Parent Borrower and the Subsidiary
Borrowers.

     "Borrowing" means a borrowing consisting of Advances of a single Type made on the same day by the Appropriate Lenders and as to which a single Interest Period is in effect.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or the City of Chicago and, if the applicable Business Day relates to any Adjusted Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Capital Expenditures" of any Person means, for any period, all expenditures of such Person during such period (whether paid in cash or accrued as liabilities during such period) that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts on the balance sheet of such Person and, without duplication, investments permitted by Sections 6.04 and 6.07(g), including equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person to the extent of the gross amount of the purchase price of such purchased equipment less the book value of the equipment being traded in at such time, but excluding (a) expenditures made in connection with the replacement or restoration of assets, to the extent such replacement or restoration is financed out of (i) insurance proceeds paid on account of the loss of or damage to the assets so replaced or restored or (ii) awards of compensation arising from the taking by condemnation or eminent domain of the assets so replaced, (b) any portion of Capital Lease Obligations that is capitalized on such Person's balance sheet and (c) interest capitalized during construction.

     "Capital Lease Obligation" means, with respect to any lessee, the obligations under any lease of property that, in accordance with GAAP, should be capitalized on such lessee's balance sheet.

     "Cash Collateral Account" has the meaning specified in
Section 7(e)(i) of the Security Agreement.

     "Change of Control" means any one or more of the following events:

          (a) the acquisition, by contract or otherwise (including the entry into a contract or arrangement that upon consummation will result in such acquisition), by any Person or group (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations pertaining thereto), other than the trusts for the employee benefit plans (as defined in Section 3(2) of ERISA) maintained by the Parent Borrower or any Subsidiary of the Parent Borrower that is an ERISA Affiliate, of beneficial ownership (within the meaning of Rule 13d-3, or any regulation or ruling promulgated to replace or supplement Rule 13d-3, of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Parent Borrower representing 20% or more of the Voting Power of all securities of the Parent Borrower, or

          (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of the Parent Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Parent Borrower was approved by a vote of at least 75% of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute at least 75% of the Board of Directors of the Parent Borrower.

     "Closing Date" means the date of the first Borrowing hereunder.

     "Code" means the Internal Revenue Code of 1986, or any successor statute thereto, as the same may be amended from time to time.

     "Collateral" means all the "Collateral" described in
Section 1 of the Security Agreement, the "Trademark
Collateral" described in Section 1 of the Trademark Security
Agreement and all other property and assets of any Loan Party to which any Collateral Document relates.

     "Collateral Agent" means Chemical in its capacity as Collateral Agent for the Secured Parties and as custodian for the Hedge Banks and the Senior Secured Lenders under the Collateral Documents and any successor thereto appointed in accordance with Article VIII.

     "Collateral Documents" means the Security Agreement and the Trademark Security Agreement, as the same may be amended, modified or supplemented from time to time and any agreements in replacement thereof and any intercreditor or other agreements in respect of the collateral for the benefit of the Senior Secured Lenders, the Lenders and the Hedge Banks.

     "Commercial Paper" means any unsecured promissory note issued by a Borrower pursuant to any commercial paper program (whether rated or unrated) with a maturity of not more than nine months from the time of issuance, exclusive of grace periods.

     "Commercial Paper Set-Aside Amount" has the meaning specified in Section 2.01(g).

     "Commitment" has the meaning specified in
Section 2.01(a).  The Commitments shall automatically and
permanently terminate on the Termination Date.

     "Concentration Account Bank" means, at any time, the Lender with which the Parent Borrower maintains the concentration account required to be so maintained pursuant to
Section 5.11 of this Agreement and Section 7(b) of the Security Agreement.

     "Confidential Information Memorandum" means the
Confidential Information Memorandum of the Parent Borrower dated June 1994.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in
Section 3.05(b).

     "Consolidated Cash Interest Expense" means, for any period, interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations) on all Debt of the Parent Borrower and its Subsidiaries on a Consolidated basis for such period, including (a) commissions and other fees and charges payable in connection with Letters of Credit, Auction Bid LOCs and letters of credit issued under the Existing Credit Agreement,
(b) net payments payable in connection with all Interest Rate Agreements, (c) interest capitalized during construction and
(d) cash dividends paid in respect of any preferred stock issued by the Parent Borrower, but excluding, however, the sum of (i) interest expense not payable in cash and
(ii) amortization of discount and deferred debt expense, all as determined in conformity with GAAP.

     "Consolidated EBITDA" means, for any period, on a Consolidated basis for the Parent Borrower and its Subsidiaries, (a) the sum of (i) Consolidated Net Income for such period, (ii) depreciation and amortization expense for such period, (iii) interest expense net of interest income for such period, (iv) Federal and state income taxes for such period as determined in accordance with GAAP,
(v) extraordinary losses (and any unusual losses in excess of $1,000,000 arising in or outside of the ordinary course of business not included in extraordinary losses (determined in accordance with GAAP) that have been included in the calculation of Consolidated Net Income) for such period and
(vi) LIFO charges that have been included in the calculation of Consolidated Net Income for such period minus (b) the sum of (i) extraordinary gains (and any unusual gains in excess of $1,000,000 arising in or outside of the ordinary course of business not included in extraordinary gains (determined in accordance with GAAP) that have been included in the calculation of Consolidated Net Income) for such period and
(ii) LIFO credits that have been included in the calculation of Consolidated Net Income for such period.

     "Consolidated Free Cash Flow" means, for any Fiscal Year, on a Consolidated basis for the Parent Borrower and its Subsidiaries, (a) the sum of (i) Consolidated EBITDA for such period, (ii) the Net Cash Proceeds (to the extent not otherwise included in Consolidated EBITDA) received during such Fiscal Year from (A) the sale, transfer or other disposition by the Parent Borrower or any of its Subsidiaries of assets pursuant to Section 6.05(c) or 6.05(d) and (B) in the case of Fiscal Year 1994, the sale, transfer or other disposition of assets between January 2, 1994, and the Closing Date by the Parent Borrower or any of its Subsidiaries pursuant to Section 5.02(f)(iii), 5.02(f)(iv), 5.02(f)(v) or 5.02(f)(xii) of the Existing Credit Agreement, (iii) the Net Issuance Proceeds from Debt (other than Debt permitted under
Section 6.02(a)) incurred during such Fiscal Year to finance Real Estate Capital Expenditures and (iv) decreases in working capital during such Fiscal Year minus (b) the sum of
(i) Consolidated Cash Interest Expense for such Fiscal Year,
(ii) cash taxes paid in such Fiscal Year, (iii) the aggregate amount of any payments of the principal of Debt during such Fiscal Year (other than any payments made with the proceeds of Debt incurred pursuant to Section 6.02(a), 6.02(f) or 6.02(o) and other than payments that, by their terms, may be reborrowed), (iv) the amount of Consolidated Capital Expenditures made during such Fiscal Year (excluding any portion of such Consolidated Capital Expenditures that consists of Additional Capital Expenditures) and (v) increases in working capital during such Fiscal Year.

     "Consolidated Net Income" means, for any period, the net income of the Parent Borrower and its Consolidated
Subsidiaries for such period, before the payment of dividends on all capital stock, determined in accordance with GAAP.

     "Consolidated Rental Expense" means, for any period, the aggregate rental expense (including any contingent or percentage rental expense) of the Parent Borrower and its Subsidiaries on a Consolidated basis for such period (excluding real estate taxes and common area maintenance charges) in respect of all rent obligations under all operating leases for real or personal property minus any rental income of the Parent Borrower and its Subsidiaries on a Consolidated basis for such period, all as determined in conformity with GAAP.

     "Consolidated Total Interest Expense" means, for any period, interest expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations) on all Debt of the Parent Borrower and its Subsidiaries on a Consolidated basis for such period, including (a) commissions and other fees and charges payable in connection with Letters of Credit, Auction Bid LOCs and letters of credit issued under the Existing Credit Agreement,
(b) net payments payable in connection with all Interest Rate Agreements, (c) interest capitalized during construction and
(d) cash dividends paid in respect of any preferred stock issued by the Parent Borrower, but excluding, however, amortization of deferred debt expense, all as determined in conformity with GAAP.

     "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other
Type pursuant to Section 2.02(c), 2.07 or 2.08.

     "Copyrights" means all copyrights, copyright registrations, applications for copyright registrations and all rights corresponding thereto throughout the world, including the right to recover all past, current and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     "Credit Event" has the meaning specified in Section 4.01.

     "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with the Letters of Credit, Auction Bid LOCs, letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange into debt securities, convert into debt securities or otherwise acquire for value (i) any capital stock of such Person or (ii) any warrants, rights or options to acquire such capital stock, now or hereafter outstanding),
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person, (e) all Debt referred to in clause (a), (b), (c) or (d) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (f) all Guaranteed Debt of such Person and (g) any preferred stock of such Person that is classified as a liability on such Person's Consolidated balance sheet.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Dillon" means Dillon Companies, Inc., a wholly owned
Subsidiary of the Parent Borrower.

     "Documentary Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility in support of trade obligations incurred in the ordinary course of business and that includes, as a condition to drawing thereunder, the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected security interest in the goods covered thereby.


     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Parent Borrower and the Paying Agent.

     "Environmental Laws" means all current and future Federal, state, local and foreign laws, rules or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder or other requirements of Governmental Authorities or the common law, relating to health, safety, or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, or wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, or wastes, or underground storage tanks and emissions therefrom.

     "ERISA" means the Employee Retirement Income Security Act of 1974, or any successor statute, as the same may be amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414 of the Code.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means, with respect to each Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Parent Borrower and the Paying Agent.

     "Event of Default" has the meaning specified in
Section 7.01.

     "Existing Credit Agreement" means the Second Restated
Credit Agreement dated as of January 21, 1992, among the Parent Borrower, the lenders named therein and Citibank, N.A., as administrative agent for such Lenders.

     "Existing Debt" means the Debt of the Parent Borrower and its Subsidiaries that is outstanding on the Closing Date, as specifically described on Schedule 6.02(b).

     "Existing Auction Bid Advance" means each Auction Bid Advance that (a) was made for the account of the Parent Borrower by one of the Existing Lenders that is also a Lender under this Agreement, (b) remains unpaid on the Closing Date and (c) is listed on Schedule 2.01(e).

     "Existing Lenders" has the meaning specified in
Section 2.01(b).

     "Existing Letters of Credit" means each standby Letter of Credit that (a) was issued for the account of the Parent Borrower by one of the issuing banks under the Existing Credit Agreement that is also an Issuing Bank under this Agreement,
(b) is outstanding on the Closing Date and (c) is listed on
Schedule 2.01(b).

     "Facility" means the aggregate of the Commitments of all Lenders without taking into account any reduction pursuant to subsection (b), (e) or (f) of Section 2.01.

     "Facility Fee" has the meaning specified in
Section 2.03(a).

     "Facility Usage" means, at any time, without duplication, the sum of (a) the amount of Advances outstanding at such time, (b) the aggregate amount available at such time to be drawn under outstanding (i) Letters of Credit and (ii) Auction Bid LOCs (in each case assuming the occurrence of, and compliance with, all conditions referred to therein) and
(c) the Commercial Paper Set-Aside Amount at such time.

     "Fair Market Value" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market at a specific date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, which value is, for any asset with a Fair Market Value in excess of $25,000,000, either (a) determined in good faith by the Board of Directors of the Parent Borrower or (b) if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which appraisal have not materially changed since its date, determined in such appraisal.

     "Federal Funds Rate" means a fluctuating rate per annum equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" means the fees specified in Section 2.03.

     "Financial Officer" means, with respect to any corporation, the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

     "Fiscal Quarter" means (a) with respect to the first Fiscal Quarter of any Fiscal Year, the first 12 calendar weeks of such Fiscal Year, (b) with respect to the second Fiscal Quarter of such Fiscal Year, the next successive period of 12 calendar weeks in such Fiscal Year, (c) with respect to the third Fiscal Quarter of any Fiscal Year, the next successive period of 16 calendar weeks in such Fiscal Year and (d) with respect to the last Fiscal Quarter of any Fiscal Year, the period of time after the first three Fiscal Quarters of such Fiscal Year through the last day of such Fiscal Year.

     "Fiscal Year" means, with respect to any Loan Party, a year of 364 or 371 days, as the case may be, ending on the Saturday closest to the 1st day of January in any calendar year, and such Fiscal Year, when referred to from time to time herein by reference to a calendar year shall be the Fiscal Year that includes January 30th of such calendar year.

     "Fixed Charge Coverage Ratio" means the ratio (determined as of the last day of each Fiscal Quarter for the Rolling Period ending on such day) of (a) the sum of (i) Consolidated EBITDA for such Rolling Period and (ii) Consolidated Rental Expense for such Rolling Period to (b) the sum of
(i) Consolidated Cash Interest Expense for such Rolling Period and (ii) Consolidated Rental Expense for such Rolling Period.

     "Fixed Rate" means, for the period for each Fixed Rate
Advance comprising part of the same Auction Bid Borrowing, the fixed interest rate per annum determined for such Advance, as provided in Section 2.01(e).

     "Fixed Rate Advance" means an Auction Bid Advance that bears interest at a fixed rate per annum determined as provided in Section 2.01(e).

     "Funded Debt" means the Debt resulting from the Advances hereunder and all other Debt of the Parent Borrower or its Subsidiaries that (on the date of its incurrence or issuance) matures more than one year from the date of determination or matures within one year from such date but is renewable or extendable, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (in each case including amounts of Funded Debt required to be paid or prepaid within one year from the date of calculation).

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis.

     "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Grantor" means each Subsidiary of the Parent Borrower that is a "Grantor" (as defined in the Security Agreement or the Trademark Security Agreement).

     "Guarantee Agreements" means, collectively, the Parent
Borrower Guarantee Agreement and the Subsidiary Guarantee
Agreement.

     "Guaranteed Debt" of any Person means all Debt referred to in clause (a), (b), (c), (d) or (e) of the definition of the term "Debt" in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss, but excluding leases at a rental at least as favorable to the Parent Borrower as could be obtained in an arm's-length transaction with a party that is not an Affiliate.

     "Guarantors" means, collectively, the Parent Borrower and the Subsidiary Guarantors.

     "Hazardous Materials" has the meaning specified in
Section 3.17(d).

     "Hedge Banks" means the Lenders with which the Parent
Borrower enters into secured Interest Rate Agreements as required or permitted under Article V.

     "Intellectual Property Rights" means all Patents,
Trademarks, Copyrights, trade names, trade secrets, confidential research development and commercial information, know-how and other proprietary information.

     "Intercreditor Agreement" means the Intercreditor
Agreement dated as of January 1, 1993, between Chemical, as successor to Citibank, as Collateral Holder and IBJ Schroder
Bank & Trust Company, as trustee for the holders of the Senior
Secured Notes, as such agreement shall be amended, supplemented or otherwise modified from time to time.

     "Interest Period" means, for any Adjusted Eurodollar Rate Advance, the period commencing on the date of such Advance or the date of the Conversion of any Base Rate Advance into such Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months (or, if available from all the Lenders, 12 months), in each case as the applicable Borrower may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

          (a) no Borrower may select any Interest Period for any Advances that ends after the Termination Date for the Facility; and

          (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     "Interest Rate Agreement" means any forward contract, forward option, futures contract, futures option, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement entered into by the Parent Borrower.

     "Investment Grade Rating Condition" has the meaning specified in Section 9.17.

     "Issuing Bank" means any Lender that is a commercial bank acting through a branch or agency located in the United
States, as issuer of a Letter of Credit.

     "Letter of Credit" means any Standby Letter of Credit and any Documentary Letter of Credit.

     "Letter of Credit Collateral" has the meaning specified in Section 7.02(b).

     "Letter of Credit Collateral Account" has the meaning specified in Section 7.02(a).

     "Letter of Credit Documents" has the meaning specified in
Section 2.15.

     "Letter of Credit Facility" has the meaning specified in
Section 2.01(b)(ii).

     "Letter of Credit Obligations" means, at any time, the sum of (a) the maximum aggregate amount then available to be drawn under the Letters of Credit outstanding at such time (the determination of such maximum amount to assume the occurrence of, and compliance with, all conditions for drawing referred to therein) plus (b) the aggregate amount of the Borrowers' obligations then outstanding under this Agreement in respect of the Letters of Credit, including all Advances resulting from drawings under Letters of Credit and all fees and expenses in respect of the Letters of Credit payable pursuant to Section 2.03.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LIFO" means the pretax charge against income determined by using the last-in-first-out method of valuing inventory.

     "Loan Documents" means (a) for purposes of this Agreement, (i) this Agreement, (ii) the Collateral Documents,
(iii) the Guarantee Agreements and (iv) the Letter of Credit Documents and (b) for purposes of the Collateral Documents,
(i) this Agreement, (ii) the Collateral Documents, (iii) the Guarantee Agreements, (iv) the Interest Rate Agreements entered into by the Parent Borrower with counterparties who are Lenders as required or permitted by Article V, (v) the Letter of Credit Documents and (vi) the Senior Secured Debt Documents, in case of each of the foregoing agreements set forth or referred to in (a) or (b) as it may be amended, modified or supplemented from time to time and any facilities or agreements in replacement thereof.

     "Loan Parties" means the Borrowers and the Grantors.

     "Majority Lenders" means, at any time, Lenders holding at least 51% of the sum of (a) the then aggregate unpaid principal amount of all outstanding Advances and (b) the then aggregate amount of the Commitments (without taking into account any reduction pursuant to subsection (b), (e) or (f) of Section 2.01).

     "Margin Stock" has the meaning specified under Regulation U.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Parent Borrower or any Subsidiary Guarantor to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) material impairment of the rights of or benefits available to the Administrative Agents, the Collateral Agent, the Paying Agent, the Issuing Banks, the Swing Line Banks or the Lenders under any Loan Document.

     "Material Subsidiary" of the Parent Borrower means, at any time, any Subsidiary of the Parent Borrower (other than One Holdings, Inc.) having (a) assets with a value of not less than 5% of the total value of the assets of the Parent Borrower and its Consolidated Subsidiaries, taken as a whole, or (b) Consolidated EBITDA not less than 5% of the Consolidated EBITDA of the Parent Borrower and its Consolidated Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed Fiscal Year of the Parent Borrower.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Net Cash Proceeds" means, with respect to any sale, lease transfer or other disposition of assets, the cash proceeds (including all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by the Parent Borrower or any Subsidiary thereof, in each case net of (a) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) payable by the Parent Borrower or any Subsidiary in connection with such sale, transfer or other disposition, (b) taxes actually paid by the Parent Borrower or any Subsidiary as a result of any prior sale, transfer or other disposition, provided that such taxes have not previously been deducted from Net Cash Proceeds of this or any other sale, transfer or other disposition,
(c) payments made by the Parent Borrower or any Subsidiary to retire Debt of the Parent Borrower or any Subsidiary (other than the Advances under this Agreement, any Subordinated Debt, and Senior Unsecured Notes or any Senior Secured Debt) where payment of such Debt is required in connection with such sale, transfer or other disposition and (d) appropriate amounts to be provided by the Parent Borrower or any Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against liabilities associated with such assets and retained by the Parent Borrower or such Subsidiary, as the case may be, after such sale, transfer or other disposition of such assets.

     "Net Issuance Proceeds" means with respect to any issuance, sale or incurrence of any Debt or any issuance or sale of Parent Borrower Common Stock or any other equity permitted under this Agreement, the aggregate amount of cash received by or on behalf of the Parent Borrower after deducting therefrom placement agents' or underwriters' commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) payable by the Parent Borrower or any Subsidiary in connection with such issuance, sale or incurrence.

     "Net Senior Debt" means, on a Consolidated basis for the Parent Borrower and its Subsidiaries as of any date, Net Total Debt as of such date minus the sum as of such date of (a) the aggregate outstanding amount of any Subordinated Debt of the Parent Borrower or any of the Subsidiary Guarantors, (b) the capitalized amount of any Capitalized Lease Obligations of the Parent Borrower or any of its Subsidiaries and (c) the aggregate outstanding face amount of any preferred stock of the Parent Borrower that is classified as a liability on the Parent Borrower's Consolidated balance sheet.

     "Net Total Debt" means, on a Consolidated basis for the Parent Borrower and its Subsidiaries as of any date, (a) the sum as of such date of (i) the aggregate outstanding amount of Funded Debt including current maturities thereof, (ii) the aggregate outstanding amount of Commercial Paper and (iii) the aggregate outstanding amount of Subsidiary Commercial Paper minus (b) the sum as of such date of (i) the aggregate outstanding face amount of letters of credit included in Funded Debt, (ii) the aggregate outstanding amount of Debt represented by investments made by the Parent Borrower pursuant to Section 6.07(n) and (iii) the aggregate amount of Permitted Investments in excess of $100,000,000.

     "Notice of Auction Bid Borrowing" has the meaning specified in Section 2.01(e).

     "Notice of Borrowing" has the meaning specified in
Section 2.02(a).

     "Notice of Request for Auction Bid LOC" has the meaning specified in Section 2.01(f).

     "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

     "Obligations" means, with respect to any Person, all obligations of such Person under or in respect of this Agreement and the other Loan Documents in respect of loans, advances, debts, liabilities, covenants and indemnities of any kind or nature, current or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, letter of credit, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. Without limitation of the foregoing, the Obligations of the Borrowers under this Agreement and the other Loan Documents include (a) all principal, interest, charges, expenses, indemnities, fees, attorneys' fees and disbursements and any other amounts payable or to become payable by the Borrowers under this Agreement or any other Loan Document and (b) any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to advance on behalf of any of the Borrowers.

     "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its principal financial officer, principal accounting officer or Treasurer, provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Credit Event hereunder shall include (a) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he or she has made or has caused to be made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition has been complied with and (c) a statement as to whether, in the opinion of the signer, such condition has been complied with.

     "Overnight Overdraft" means, as of any day, the net overdraft in the concentration account maintained by the Parent Borrower with the Concentration Account Bank, as measured for such day by the excess of debits posted to such account over the funds available in such account to satisfy such debits.

     "Parent Borrower Common Stock" means the Parent Borrower
Common Stock, par value $1.00 per share, of the Parent
Borrower.

     "Parent Borrower Guarantee Agreement" means the Parent
Borrower Guarantee Agreement, substantially in the form of Exhibit F-2, as amended, supplemented or otherwise modified from time to time in compliance with Section 9.08.

     "Patents" means all patents and patent applications, including all rights corresponding thereto throughout the world, all reissues, divisions, continuations, continuations-in-part, substitutes, renewals and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, and the right to recover for all past, current and future infringements thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Perfection Certificate" means the Perfection
Certificate, substantially in the form of Exhibit O hereto, prepared by the Parent Borrower.

     "Permitted Investments" means (a) cash, (b) readily marketable securities issued or guaranteed by the government of the United States of America or any agency thereof having a maturity at the time of issuance not exceeding one year,
(c) commercial paper rated at least A-1 by S&P or P-1 by Moody's, in each case having a maturity at the time of issuance not exceeding one year, and (d) certificates of deposit of or time deposits with any commercial bank, the long-term debt of which has been assigned a rating of at least A- (or BBB in the case of any Lender) by S&P or A3 by Moody's and which is a Lender and is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia.

     "Permitted Lien" means any of the following:

          (a) liens for taxes, assessments or governmental charges or levies not yet overdue;

          (b) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, employees' and repairmen's liens and other similar liens arising in the ordinary course of the Parent Borrower's or any of its Subsidiaries' businesses securing obligations that
     (i) have not remained unpaid for more than 60 days from the date the same shall have become due, (ii) are being contested in good faith after bonding in the full amount thereof or (iii) are not in excess of $500,000 in the case of a single property or $10,000,000 in the aggregate at any time;

          (c) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Parent Borrower or any of its Subsidiaries or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party;

          (d) minor survey exceptions, reciprocal easement agreements, customary encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens or agreements incidental to the conduct of the business of the Parent Borrower or any of its Subsidiaries or to the ownership, development or operation of its properties (other than liens referred to in subparagraph (b) above) that were not incurred in connection with indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (e) (i) purchase money liens or purchase money security interests upon or in any property, provided that the principal amount of the Debt incurred that is secured by such purchase money liens or purchase money security interests shall not, in any event, exceed $25,000,000 in the aggregate in any Fiscal Year, and provided further that any such lien shall be placed on the property within two years following the purchase of such property and any such purchase money security interest shall be perfected within 20 days following the placement of any such lien on such property; and (ii) liens and security interests in connection with leases of land or buildings or equipment that may be treated as Capital Lease Obligations; provided, however, that no lien or security interest referred to in this clause (e) shall extend to or cover any property other than the related property being acquired or leased (as the case may be) and the proceeds thereof; and provided further that the deferred purchase price (not including financing costs) relating to such purchase money liens or purchase money security interest shall not be more than 80% of the total price of the property being acquired;

          (f)  liens of the Parent Borrower or its
     Subsidiaries that are existing at the Closing Date and are listed on Schedule 6.01;

          (g) liens to secure any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole, or in part, of any Debt secured by any lien referred to in the foregoing clause (e) or
     (f), provided that (i) such extended, renewed or replaced lien shall be limited to all or a part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property) and cash proceeds thereof and (ii) the Debt secured by such lien at such time is not increased except as otherwise permitted by this Agreement;

          (h) liens resulting from the grant of franchises or licenses in the Trademarks or trade names in accordance with the Collateral Documents;

          (i) any other lien or agreement permitted by this Agreement or any of the Collateral Documents, whether by the express terms thereof or by any waiver, modification or amendment thereof;

          (j)  liens securing Debt permitted by
     Section 6.02(k) and 6.02(o) and liens on assets acquired or invested in pursuant to Section 6.07(f), 6.07(g) or 6.07(i) and existing at the time of such acquisition or investment;

          (k) purchase money security interests or statutory liens (other than as described in the foregoing clause (e)) upon or in any inventory, equipment or other Property, including proceeds thereof, acquired in the ordinary course of business in favor of the vendors thereof or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount;

          (l) liens (other than liens described in the foregoing clauses (a) through (k)) created after the Closing Date that have been expressly approved by the Administrative Agents in writing, provided that any such lien securing Debt in an aggregate amount exceeding $50,000,000 from the Closing Date shall have been expressly approved by the Majority Lenders in writing; or

          (m) liens on accounts receivable granted by the Parent Borrower or any of its Subsidiaries in connection with any Receivables Securitization;

provided, however, that no lien in favor of the PBGC shall, in any event, be a Permitted Lien.

     "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or any other entity, or a government (domestic or foreign) or any political subdivision or any agency thereof.

     "Plan" means any pension plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code that is maintained for current or former employees, or any beneficiary thereof, of the Parent
Borrower or any ERISA Affiliate.

     "Pledged Debt" means all Pledged Debt described in
Section 1(e) of the Security Agreement.

     "Pledged Shares" means all Pledged Shares described in
Section 1(e) of the Security Agreement.

     "Property Held for Sale" means at any time Real Property the book value of which is reflected in the item "Property Held for Sale" on the Consolidated balance sheet of the Parent Borrower most recently delivered to the Lenders pursuant to
Section 5.03(a) or 5.03(b).

     "Real Estate Capital Expenditures" has the meaning specified in Section 6.08(b).

     "Real Estate Financing" means the approximately
$612,475,000 real estate financing entered into by the Parent
Borrower and certain of its Subsidiaries pursuant to (a) the Real Estate Loan Agreement and (b) the "Loan Documents" referred to in the Real Estate Loan Agreement.

     "Real Estate Loan Agreement" means the Advance Agreement dated as of December 20, 1989, among Secured Finance Inc. and the "Borrowers" referred to therein.

     "Real Property" means all the Parent Borrower's and its Subsidiaries' rights, title and interest in and to land, improvements and fixtures.

     "Receivables Securitization" means any securitization by the Parent Borrower or any of its Subsidiaries of accounts receivables of the Parent Borrower or any of its Subsidiaries yielding gross cash proceeds to the Parent Borrower and its Subsidiaries not in excess of $250,000,000.

     "Reference Banks" means Chemical Bank, Citibank, The
First National Bank of Chicago and The Fuji Bank, Limited.

     "Register" has the meaning specified in Section 9.04(d).

     "Regulation G" means Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Documents" means (a) for purposes of this Agreement, (i) the Subordinated Debt Documents and (ii) the
Senior Secured Debt Documents and (b) for purposes of the Collateral Documents, the Subordinated Debt Documents.

     "Reportable Event" means any reportable event as defined in Section 4043(b) of ERISA or the regulations issued there-

under with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

     "Responsible Officer" of any corporation means any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Rolling Period" means, in respect of any Fiscal Quarter, such Fiscal Quarter and the three preceding Fiscal Quarters.

     "Secured Parties" means the Senior Secured Lenders, the
Lenders, the Issuing Banks, the Swing Line Banks, the Hedge
Banks, the Administrative Agents and the Collateral Agent.

     "Security Agreement" means the Security Agreement, substantially in the form of Exhibit D, entered into pursuant to this Agreement, as amended, supplemented, replaced or modified from time to time in compliance with Section 9.08.

     "Selling Entity" means (a) with respect to any Acquired Entity that is a Person invested in pursuant to
Section 6.07(i), such Person, (b) with respect to any Acquired Entity that consists of assets invested in pursuant to Section 6.07(i), the owner of such Acquired Entity prior to such investment and (c) with respect to any Acquired Entity that consists of a Person or assets acquired pursuant to
Section 6.07(i), the owner of such Acquired Entity prior to such acquisition.

     "Senior Debt Ratings" means at any time (a) if any Senior Secured Notes are outstanding at such time, the ratings of Moody's and S&P in effect at such time with respect to the Senior Secured Notes, (b) if no Senior Secured Notes are outstanding at such time, the ratings of Moody's and S&P in effect at such time with respect to other senior unsecured non-credit-enhanced long-term debt of the Parent Borrower and
(c) if no senior unsecured non-credit-enhanced long-term debt of the Parent Borrower is outstanding at such time, the ratings of Moody's and S&P that would be in effect at such time with respect to outstanding Advances under the Facility, as determined by the Administrative Agents in good faith at any time from the most senior unsecured non-credit-enhanced long-term debt of the Parent Borrower outstanding at such time.

     "Senior Secured Debt Documents" means the Senior Secured
Note Indentures and any other indentures, loan agreements or other agreements, notes or similar instruments relating to Senior Secured Notes, as such indentures, loan agreements or other agreements, notes or similar instruments may be amended, supplemented or otherwise modified from time to time after the date of such issuance in compliance with Section 6.09 and any other indentures, agreements or instruments pursuant to which any Senior Secured Notes are issued, refinanced or given rights in the Collateral from time to time.

     "Senior Secured Lenders" means lenders, from time to time, under the Senior Secured Debt Documents.

     "Senior Secured Note Indentures" means (a) the Indenture dated as of January 1, 1993, between the Parent Borrower, as issuer, and IBJ Schroder Bank & Trust Company, as trustee, and
(b) the Indenture dated as of July 1, 1993, between the Parent Borrower, as issuer, and Star Bank, National Association, as trustee, in each case relating to the Senior Secured Notes, as such Indentures may be amended, supplemented or otherwise modified hereafter from time to time in compliance with
Section 6.09.

     "Senior Secured Notes" means the Parent Borrower's 9-1/4%
Senior Secured Debentures due 2005 and the Parent Borrower's
8-1/2% Senior Secured Debentures due 2003.

     "Settlement Amount" has the meaning specified in
Section 2.17.

     "Settlement Date" has the meaning specified in
Section 2.17.

     "S&P" means Standard & Poor's Corporation.

     "Standby Letter of Credit" means a Letter of Credit other than a Documentary Letter of Credit, including direct-pay
Letters of Credit.

     "Subordinated Debt" means Debt of the Parent Borrower or any Subsidiary Guarantor that is subordinated to all Obligations of the Borrowers from time to time under the Loan
Documents.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of

          (a) the outstanding capital stock having Voting
     Power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have Voting Power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture or

          (c) the beneficial interest of such trust or estate, is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement, substantially in the form of Exhibit F-1, among the Subsidiary Guarantors and the Collateral Agent, as amended, supplemented or otherwise modified from time to time in compliance with Section 9.08.

     "Subsidiary Guarantor" means (a) each Subsidiary Borrower, (b) each existing and hereafter created or acquired Material Subsidiary of the Parent Borrower and (c) any other existing and hereafter created or acquired Subsidiary of the Parent Borrower designated from time to time by the Parent Borrower as a Subsidiary Guarantor.

     "Swing Line Advance" has the meaning specified in
Section 2.01(c).

     "Swing Line Bank" means each of the Administrative Agents and up to eight additional Lenders as may be designated by the Parent Borrower from time to time (with the consent of any Lender so designated), provided that either Administrative Agent or any Lender as shall have been so designated may resign upon 30 days' prior written notice to the Parent Borrower, or may be replaced by the Parent Borrower as a Swing Line Bank from time to time so long as the replacement is a Lender.

     "Swing Line Borrowing" means a Borrowing consisting of Swing Line Advances.

     "Termination Date" means the seventh anniversary of the Closing Date.

     "Trademark Security Agreement" means the Trademark
Security Agreement, substantially in the form of Exhibit E, entered into pursuant to this Agreement, as amended, supplemented, replaced or modified from time to time in compliance with Section 9.08.

     "Trademarks" means all trademarks, trade names, trade dress, service marks, trademark and service mark registrations and applications for trademark or service mark registrations and any renewals thereof (including each mark, registration and application identified on Schedule I to the Trademark Security Agreement), and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including damages for past or future infringements thereof), the right to sue or otherwise recover for all past, current and future infringements thereof, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark.

     "Transactions" has the meaning assigned to such term in
Section 3.02.

     "Trade-Related Letters of Credit" means Documentary
Letters of Credit and Standby Letters of Credit issued in support of trade obligations incurred in the ordinary course of business.

     "Type" means, with respect to any Advance, a Base Rate
Advance or an Adjusted Eurodollar Rate Advance.

     "U.S. dollars" or "$" means lawful money of the United
States of America.

     "Withdrawal Liability" means liability to a Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Terms Generally. The definitions in
Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu-

line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(b); provided, however, that for purposes of making any determination required by Article VI, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as applied by the Parent Borrower on January 1, 1993.


                           ARTICLE II

             The Advances and the Letters of Credit

     SECTION 2.01. The Advances and the Letters of Credit.
(a) The Advances. Each Lender severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make one or more advances (such advances, together with (i) the Swing Line Advances, (ii) Advances resulting from drawings under Letters of Credit as provided in subsection (b) of this Section 2.01, (iii) Advances resulting from drawings under Auction Bid LOCs as provided in subsection (f) of this
Section 2.01, (iv) Advances in respect of Overnight Overdrafts as provided in subsection (d) of this Section 2.01 and (v) to the extent any Lender elects to make them, Auction Bid Advances as provided in subsection (e) of this Section 2.01, being the "Advances") to any Borrower from time to time on any Business Day during the period from the Closing Date to but excluding the Termination Date in an aggregate amount with respect to all Borrowers not to exceed at any time outstanding the amount set forth opposite such Lender's name on
Schedule 2.01 or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Paying Agent pursuant to
Section 9.04(d) (such amount, as it shall be reduced or terminated pursuant to this Section 2.01 or pursuant to
Section 2.04, being such Lender's "Commitment"); provided, however, that (A) the Facility Usage shall not exceed the Facility, (B) the aggregate amount available under any of the facilities set forth in clauses (i) through (v) above shall not exceed any limitations set forth in Section 2.01(b) through (g), inclusive, and (C) the deemed use of the aggregate amount of the Commitments resulting from outstanding Auction Bid Advances and Auction Bid LOCs shall be applied to all the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being an "Auction Bid Reduction"). The aggregate principal amount of each Lender's Advances outstanding at any time shall be adjusted to the extent necessary to give effect to the provisions for the adjustment of Advances set forth in
Section 2.17. Each Borrowing consisting of Adjusted Eurodollar Rate Advances shall have the same Interest Period and shall be in an aggregate amount not less than $10,000,000. Each Borrowing consisting of Base Rate Advances shall be in an aggregate amount not less than $5,000,000. Within the limits of the foregoing, each Borrower may borrow under this
Section 2.01(a), repay pursuant to Section 2.05(a) or prepay pursuant to Section 2.09(a) and reborrow under this
Section 2.01(a).

     (b) The Letters of Credit. (i) Effective as of the Closing Date, the lenders under the Existing Credit Agreement (the "Existing Lenders") will be deemed to have sold and transferred an undivided interest and participation, pro rata to such Existing Lender's "Facility C Commitment" under the Existing Credit Agreement, in respect of the Existing Letters of Credit and each Lender under this Agreement will be deemed to have purchased and received, without further action on the part of any party, an undivided interest and participation in such Existing Letters of Credit, pro rata to such Lender's Commitment under this Agreement and such Existing Letters of Credit shall be deemed to be issued and outstanding hereunder.

     (ii) Upon the terms and subject to the conditions of this Agreement, any Borrower may request any Issuing Bank to issue, and any such Issuing Bank may in its discretion issue, additional Letters of Credit for the account of such Borrower (and, if applicable, one or more of its Subsidiaries) from time to time on any Business Day during the period from the Closing Date until the date that is 30 days prior to the Termination Date in an aggregate undrawn amount that (together with (A) the aggregate undrawn amount at such time under Existing Letters of Credit, if any, and (B) the aggregate undrawn amount at such time under outstanding Auction Bid
LOCs), shall not exceed $450,000,000 (such aggregate amount being the "Letter of Credit Facility"); provided, however, that immediately after giving effect to each such issuance, Facility Usage shall not exceed the Facility.

     (iii) Each Letter of Credit (other than Existing Letters of Credit) shall be for a period of no more than one year or shall be renewable or terminable (upon no more than 180 days' notice) annually (provided, however, that Letters of Credit in an aggregate principal amount not to exceed $50,000,000 at any one time may be for a period of up to 395 days (such Letters of Credit, the "Specified Letters of Credit")) and, in each case, shall contain such terms and conditions as may be acceptable to the Administrative Agents and the Issuing Bank in their sole discretion, but in any event shall expire no later than 30 days prior to the Termination Date in effect at the date of issuance thereof. The Issuing Bank may, in its sole discretion, renew such Letter of Credit, and such renewal shall in any case be subject to the conditions specified herein. Concurrently with the issuance of each Letter of Credit by an Issuing Bank, such Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from such Issuing Bank, in each case without any further action on the part of any party, an undivided interest and participation, pro rata to such Lender's Commitment, in and to such Letter of Credit and the obligations of the applicable Borrower under this Agreement in respect of such Letter of Credit. Upon each drawing or payment under a Letter of Credit, the amount of such drawing or payment shall become and be deemed to be, without any further action on the part of any Person, an Advance by the Issuing Bank that issued such Letter of Credit (subject to later adjustments pursuant to Section 2.17) made on the date of such drawing or payment for all purposes under this Agreement (but without any requirement for compliance with the conditions to the making of Advances contained in
Article IV).

     (c) The Swing Line Advances. Each Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth, make one or more additional advances (such advances being the "Swing Line Advances") to any Borrower from time to time on any Business Day during the period from the Closing Date to but excluding the Termination Date in an aggregate amount (for all Swing Line Advances by all Swing Line Banks) with respect to all Borrowers not to exceed at any time outstanding $300,000,000; provided, however, that immediately after giving effect to each such Swing Line Advance, Facility Usage shall not exceed the Facility; and provided further that
(A) each Swing Line Advance shall be deemed to utilize the Commitment of each Lender by such Lender's pro rata portion (based on the Commitments of the Lenders before giving effect to such Swing Line Advance) of the amount of such Swing Line Advance; (B) the aggregate amount of Swing Line Advances of each Swing Line Bank at any time outstanding may exceed the unused portion of the Commitment of such Swing Line Bank;
(C) each Swing Line Borrowing shall be in an Amount of at least $1,000,000; and (D) each Swing Line Advance shall be repaid no later than seven days after such Swing Line Borrowing. Each Swing Line Borrowing shall be a Base Rate Advance. Within the limits and subject to the conditions of the foregoing, each Borrower may borrow under this
Section 2.01(c), repay pursuant to Section 2.05(b) or prepay pursuant to Section 2.09(a) and reborrow under this
Section 2.01(c).

     (d) Overnight Overdrafts. So long as the Parent Borrower maintains its concentration account with the Concentration Account Bank and the Concentration Account Bank is a Lender, the Concentration Account Bank may, if in its sole discretion it elects to do so, on the terms and conditions hereinafter set forth (including those set forth in Section 4.01) and such other terms and conditions as may be acceptable to the Concentration Account Bank, make Advances to the Parent Borrower to cover Overnight Overdrafts from time to time during the period from the Closing Date to but excluding the Termination Date in an aggregate amount not to exceed at any time outstanding $100,000,000; provided, however, that immediately after giving effect to each such Advance to cover an Overnight Overdraft, Facility Usage shall not exceed the Facility; and provided further that (i) each outstanding Advance made in respect of an Overnight Overdraft shall be deemed to utilize the Commitment of each Lender by such Lender's pro rata portion (based on the Commitments of the Lenders before giving effect to such Advance) of the amount of such Advance; (ii) the aggregate amount of Advances made in respect of Overnight Overdrafts at any time outstanding may exceed the unused portion of the Commitment of the Concentration Account Bank; (iii) the principal amount of each Advance made in respect of an Overnight Overdraft shall be due and payable on demand of the Concentration Account Bank, but in no event later than the Termination Date; and (iv) until paid, each Advance made in respect of an Overnight Overdraft shall bear interest (A) until delivery by the Concentration Account Bank to the Lenders of a demand for payment of participations in such Advance as contemplated below in this paragraph (d), at any rate of interest agreed upon by the Parent Borrower and the Concentration Account Bank and
(B) from and after delivery by the Concentration Account Bank to the Lenders of any such demand for payment, at the rate of interest applicable to Base Rate Advances. Each Advance made in respect of an Overnight Overdraft in accordance with the foregoing provisions of this paragraph (d) shall be deemed to be an Advance for all purposes of this Agreement. Each Lender other than the Concentration Account Bank shall, forthwith upon the making of each Advance in respect of an Overnight Overdraft, be deemed to have committed irrevocably to purchase from the Concentration Account Bank a participation in such Advance in an amount equal to the product of (i) a fraction the numerator of which is the Commitment of such Lender and the denominator of which is the Facility multiplied by
(ii) the outstanding principal amount of such Advance; provided, however, that none of the other Lenders shall be required to pay for such participation until demand therefor by the Concentration Account Bank; and provided further that no other Lender shall be entitled to receive any repayment from the Parent Borrower in respect of an Advance resulting from an Overnight Overdraft until such Lender has paid any amounts due hereunder to the Concentration Account Bank in respect of its participation in such Advance.
     (e) The Auction Bid Advances. (i) Effective as of the Closing Date, each Lender that is an Existing Lender that has made an Existing Auction Bid Advance will be deemed, without further action on the part of any party, to have made an Auction Bid Advance to the Parent Borrower under this Agreement in the amount of such Existing Auction Bid Advance on the Closing Date, such Auction Bid Advance to (A) have a remaining term equal to the remaining term of such Existing Auction Bid Advance on the Closing Date and (B) bear interest at the interest rate applicable to such Existing Auction Bid Advance on the Closing Date.

     (ii) Each Lender severally agrees that each Borrower may make additional Auction Bid Borrowings under this
Section 2.01(e)(ii) from time to time on any Business Day during the period from the Closing Date until the date that is 27 days prior to the Termination Date, in the case of an Auction Bid Borrowing consisting of Adjusted Eurodollar Rate Advances, or one day prior to the Termination Date, in the case of an Auction Bid Borrowing consisting of Fixed Rate Advances, in the manner set forth below, provided that, immediately after giving effect to each such Auction Bid Advance, Facility Usage shall not exceed the Facility:

          (A) Any Borrower, either directly or through the Specified Administrative Agent (as defined in paragraph (B) below), may request an Auction Bid Borrowing or Auction Bid Borrowings under this
     Section 2.01(e) by delivering to the Paying Agent and some or all of the Lenders, by telephone, telex or cable, confirmed immediately in writing or by telecopier, a notice of an Auction Bid Borrowing or Borrowings (a "Notice of Auction Bid Borrowing"), in substantially the form of Exhibit A-2 or in such other form as the Administrative Agents and such Borrower may agree upon specifying the date and aggregate amount of the proposed Auction Bid Borrowing, the maturity date for repayment of each Auction Bid Advance to be made as part of such Auction Bid Borrowing (which maturity date may not be earlier than the date that is 27 days after the date of such Auction Bid Borrowing in the case of Adjusted Eurodollar Rate Advances, may not be later than the date that is 270 days after the date of such Auction Bid Borrowing in the case of Fixed Rate Advances, and in any case may not be later than the Termination Date), whether the Lenders should offer to make Fixed Rate Advances or Adjusted Eurodollar Rate Advances, the interest payment date or dates relating thereto and any other terms to be applicable to such Auction Bid Borrowing, not later than
     (1) Noon (New York City time) on the same Business Day as any proposed Auction Bid Borrowing consisting of Fixed Rate Advances and (2) 12:00 noon (New York City time) at least three Business Days, or, if through the Specified Administrative Agent, 10:00 a.m. (New York City time) at least four Business Days prior to the date of a proposed Auction Bid Borrowing consisting of Adjusted Eurodollar Rate Advances.

          (B) Each Lender so notified may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Auction Bid Advances (which Auction Bid Advances may, subject to the provisos to the first sentence to this Section 2.01(e)(ii), have a principal amount exceeding such Lender's Commitment) to the Borrower as part of such proposed Auction Bid Borrowing at a Fixed Rate or Rates or a margin or margins relative to the Adjusted Eurodollar Rate, as requested by the applicable Borrower. Each Lender electing to make such an offer shall do so by notifying the Borrower or one of the Administrative Agents, as shall be specified in the Notice of Auction Bid Borrowing (the "Specified Administrative Agent"), before such time and date as is specified in the Notice of Auction Bid Borrowing in subparagraph (A) above, of the minimum amount and maximum amount of each Auction Bid Advance that such Lender would be willing to make as part of such proposed Auction Bid Borrowing (which amount may exceed such Lender's Commitment), the Fixed Rate or Rates or margin or margins relative to the Adjusted Eurodollar Rate, as requested by the applicable Borrower, that such Lender would be willing to accept for such Auction Bid Advance and such Lender's Applicable Lending Office with respect to such Auction Bid Advance, provided that, if the Specified Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the applicable Borrower of such offer before 15 minutes prior to the Borrower's deadline specified in paragraph (A) above on the date on which notice of such election is to be given to such Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Specified Administrative Agent, before such time as is specified in the Notice of Auction Bid Borrowing on the date on which notice of such election is to be given to the Borrower or the Specified Administrative Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Auction Bid Advance as part of such Auction Bid Borrowing, provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Auction Bid Advance as part of such proposed Auction Bid Borrowing.

          (C) The applicable Borrower (either directly or through the Specified Administrative Agent) shall, in turn, before such time and date as is specified in the Notice of Auction Bid Borrowing, either

               (x) cancel such Auction Bid Borrowing by giving the Lenders who received notice pursuant to paragraph (A) above notice to that effect, or

               (y) accept one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (B) above, in its sole discretion, by giving notice to the applicable Lender or Lenders of the amount of each Auction Bid Advance to be made by each Lender as part of such Auction Bid Borrowing, with simultaneous notice thereof to the Paying Agent, and reject any remaining offers made by Lenders pursuant to paragraph (B) above by giving them notice to that effect.

          (D) If the applicable Borrower notifies the Paying Agent that such Auction Bid Borrowing is canceled pursuant to paragraph (C)(x) above, the applicable Borrower or the Specified Administrative Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Auction Bid Borrowing shall not be made.

          (E) If the applicable Borrower accepts one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (C)(y) above, the applicable Borrower or the Specified Administrative Agent, as the case may be, shall in turn promptly notify each Lender that is to make an Auction Bid Advance as part of such Auction Bid Borrowing, of the amount of each Auction Bid Advance to be made by such Lender as part of such Auction Bid Borrowing.

     (iii) Each Lender that is to make an Auction Bid Advance as part of an Auction Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Auction Bid Borrowing specified in the Notice of Auction Bid Borrowing relating thereto, make available for the account of its Applicable Lending Office to the Paying Agent in same day funds, such Lender's ratable portion of such Auction Bid Borrowing. Upon fulfillment of the applicable conditions set forth in
Article IV and after receipt by the Paying Agent of such funds, the Paying Agent will make such funds available to the applicable Borrower. Promptly after each Auction Bid Borrowing, the Paying Agent will notify each Lender of the amount of the Auction Bid Borrowing, the consequent Auction Bid Reduction and the dates upon which such Auction Bid Reduction commenced and will terminate.

     (iv) Each Auction Bid Borrowing shall be in an aggregate principal amount of not less than $5,000,000. Following the making of each Auction Bid Borrowing, the Borrowers shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (ii) above.

     (v) Within the limits and on the conditions set forth in this Section 2.01(e), each Borrower may from time to time borrow under this Section 2.01(e), repay or prepay pursuant to subsection (vi) below, and reborrow under this
Section 2.01(e).

     (vi) The applicable Borrower shall repay to the Paying Agent for the account of each Lender that has made, or holds the right to repayment of, an Auction Bid Advance on the maturity date of each Auction Bid Advance (such maturity date being that specified by the Borrower for repayment of such Auction Bid Advance in the related Notice of Auction Bid Borrowing delivered pursuant to subsection (ii)(A) above) the then-unpaid principal amount of such Auction Bid Advance. No Borrower shall have any right to prepay any principal amount of any Auction Bid Advance unless, and then only on the terms, specified by the applicable Borrower for such Auction Bid Advance in the related Notice of Auction Bid Borrowing delivered pursuant to subsection (ii)(A) above.

     (vii) The applicable Borrower shall pay interest on the unpaid principal amount of each Auction Bid Advance from and including the date of such Auction Bid Advance to but excluding the date the principal amount of such Auction Bid Advance is repaid in full, at the rate of interest for such Auction Bid Advance (including any rate specified for past due amounts) specified by the Lender making such Auction Bid Advance in its notice with respect thereto delivered pursuant to subsection (ii)(B) above, payable on the interest payment date or dates specified by the Borrower for such Auction Bid Advance in the related Notice of Auction Bid Borrowing delivered pursuant to subsection (ii)(A) above.

     (f) Auction Bid LOCs. (i) Each Lender severally agrees that any Lender may issue Auction Bid LOCs for the account of any Borrower (and, if applicable, one or more of its Subsidiaries) under this Section 2.01(f) from time to time on any Business Day during the period from the Closing Date until the date that is 30 days prior to the Termination Date in the manner set forth below; provided, however, that following the issuance of each Auction Bid LOC, the maximum aggregate amount available at such time to be drawn under all Auction Bid LOCs then outstanding (together with (A) the aggregate undrawn amount at such time under Existing Letters of Credit, if any, and (B) the aggregate undrawn amount at such time under outstanding Letters of Credit) shall not exceed $450,000,000; and provided further that immediately after giving effect to each such issuance, Facility Usage shall not exceed the
Facility:

          (A) Any Borrower, either directly or through the Specified Administrative Agent, may request the issuance of an Auction Bid LOC under this Section 2.01(f) by delivering to the Paying Agent and some or all the Lenders, by telecopier, telex or cable, confirmed immediately in writing, a notice of a Request for Auction Bid LOC (a "Notice of Request for Auction Bid LOC"), in substantially the form of Exhibit A-3 or in such other form as the Administrative Agents and the Parent Borrower may agree upon, specifying the date and aggregate principal amount of the proposed Auction Bid LOC, the maturity date thereof (which maturity date may not be later than the Termination Date) and any other terms to be applicable to such Auction Bid LOC.

          (B) Each Lender so notified may, if, in its sole discretion, it elects to do so, irrevocably offer to issue for the account of the applicable Borrower a proposed Auction Bid LOC (which Auction Bid LOC may, subject to the provisos to the first sentence of this
     Section 2.01(f), have a principal amount exceeding such Lender's Commitment) having such fees and other terms requested by the applicable Borrower as such Lender may elect, including the names of such other Lenders, if any, as may be participants in the Auction Bid LOC to be issued by such Lender. Each Lender electing to make such an offer shall do so by notifying the applicable Borrower or the Specified Administrative Agent, as the case may be, before the time and date specified in the Notice of Request for Auction Bid LOC of the minimum amount and maximum amount of Auction Bid LOC that such Lender would be willing to issue (that amount may exceed such Lender's Commitment), the fees and terms that such Lender would be willing to accept with regard to such Auction Bid LOC (including the letter of credit fee that such Lender would be willing to accept with regard to such Auction Bid LOC) and such Lender's Applicable Lending Office with respect thereto, provided that if the Specified Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the applicable Borrower of such offer before such time as is specified in the Notice of Request for Auction Bid LOC on the date on which notice of such election is to be given to such Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the applicable Borrower or the Specified Administrative Agent, as the case may be, before such time as specified in the Notice of Request for Auction Bid LOC on the date on which notice of such election is to be given to the applicable Borrower or the Specified Administrative Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, issue any Auction Bid LOC, provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to issue any Auction Bid LOC.

          (C) The applicable Borrower shall, in turn, before such time and date as is specified in the Notice of Request for Auction Bid LOC, either

               (x) cancel the issuance of such Auction Bid LOC by giving the Lenders who received notice pursuant to paragraph (A) above notice to that effect or

               (y) accept one or more of the offers (or portions of such offers) made by any Lender pursuant to paragraph (B) above, in its sole discretion, by giving notice to the applicable Lender of such acceptance with simultaneous notice thereof to the Paying Agent, and reject any remaining offers made by Lenders pursuant to paragraph (B) above by giving them notice to that effect.

          (D) If the applicable Borrower cancels the issuance of such Auction Bid LOC pursuant to paragraph (C)(x) above, the Borrower or the Specified Administrative Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Auction Bid LOC shall not be issued.

          (E) If the applicable Borrower accepts one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (C)(y) above, the Borrower or the Specified Administrative Agent shall in turn promptly notify each Lender that has made an offer as described in paragraph (B) above, of the issuance date and aggregate amount of such Auction Bid LOC and whether or not any offer or offers (or any portion thereof) made by such Lender pursuant to paragraph (B) above have been accepted by the applicable Borrower.

     (ii) Upon fulfillment of the applicable conditions set forth in Article IV, the applicable Lender will issue such Auction Bid LOC for the account of the applicable Borrower, notify the Paying Agent of such issuance and provide the Paying Agent with copies of all documentation relevant thereto, including the names and amounts of participations of other Lenders, if any, that have purchased such participations in such Auction Bid LOC. Promptly after receiving notice of the issuance of each Auction Bid LOC, the Paying Agent will notify each Lender of the amount of the Auction Bid LOC, the consequent Auction Bid Reduction and the dates upon which such Auction Bid Reduction commenced and will terminate.

     (iii) Following the issuance of each Auction Bid LOC, the Borrowers shall be in compliance with the limitations set forth in the provisos to the first sentence of subsection (i) above.

     (iv) Upon each drawing or payment under an Auction Bid LOC, the amount of such drawing or payment shall become and be deemed to be, without any further action on the part of any Person, an Auction Bid Advance by the Lender and by the other participant Lenders, if any, to the applicable Borrower to the extent of such Lenders' respective participations that issued such Auction Bid LOC made on the date of such drawing or payment for all purposes under this Agreement (but without any requirement for compliance with the conditions to the making of Advances contained in Article IV), which Auction Bid Advance shall be payable on demand of such Lender and shall bear interest at the rate of interest specified by such Lender in its notice with respect thereto delivered pursuant to subsection (i)(B) above until paid in full.

     (g) Set Aside of Commitments to Backstop Commercial Paper. At any time during which the Parent Borrower has outstanding any Commercial Paper, a portion of the unused Commitments in an aggregate amount equal to the aggregate face amount of such Commercial Paper outstanding at such time shall, without further action on the part of any party, be deemed to be reserved for use as support for the obligations of the Parent Borrower under such Commercial Paper. The amount of the Commitments so reserved at any time pursuant to this Section 2.01(g) is referred to herein as the "Commercial Paper Set-Aside Amount".

     SECTION 2.02. Making the Advances; Issuing the Letters of Credit. (a) Each Borrowing (other than a Swing Line Borrowing, an Auction Bid Borrowing, a Borrowing resulting from a drawing under a Letter of Credit or Auction Bid LOC or a borrowing resulting from Advances made in respect of Overnight Overdrafts) consisting of Advances (a "Borrowing") shall be made on notice (a "Notice of Borrowing"), given by the applicable Borrower to the Paying Agent not later than 11:00 a.m. (New York City time) on (i) if such Advances are Adjusted Eurodollar Rate Advances, the third Business Day prior to the date of the proposed Borrowing or (ii) if such Advances are Base Rate Advances, the Business Day prior to the date of the proposed Borrowing. The Paying Agent shall give to each Appropriate Lender prompt notice thereof by telex, telecopier or cable, confirmed promptly thereafter in writing. Such Notice of Borrowing shall be by telex, telecopier or cable, in substantially the form of Exhibit A-1 or in such other form as the Administrative Agents and the Parent Borrower may agree upon, specifying therein the applicable Borrower and the requested (A) date of the proposed Borrowing,
(B) Type of Advances comprising the proposed Borrowing,
(C) amount of the proposed Borrowing, (D) Interest Period for the proposed Borrowing if such Borrowing is comprised of Adjusted Eurodollar Rate Advances and (E) additional information set forth in Exhibit A-1, as the case may be. If the proposed Borrowing is comprised of Adjusted Eurodollar Rate Advances, the Paying Agent shall promptly notify the applicable Borrower and each Appropriate Lender of the applicable interest rate under Section 2.06. Each Appropriate Lender shall, before 11:00 a.m. (New York City time) on the date of the Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Paying Agent's address referred to in Section 9.01, or at such other address and account as shall be designated by the Paying Agent in writing to the Lenders, in same day funds, such Lender's ratable portion of the Borrowing. After the Paying Agent's receipt of such funds and upon fulfillment of the conditions set forth in Article IV, the Paying Agent will make such funds available to the applicable Borrower at the Paying Agent's aforesaid address; provided, however, that upon the receipt of such funds with respect to any Borrower, the Paying Agent shall first make a portion of such funds equal to the aggregate amount of the Swing Line Advances outstanding with respect to such Borrower on the date of such Borrowing available to the Swing Line Banks for repayment of such Swing Line Advances.

     (b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the date of the proposed Swing Line Borrowing, by the applicable Borrower to the Paying Agent, which shall give each Swing Line Bank prompt notice thereof by telephone, telex or telecopier. Each such notice of a Swing Line Borrowing (the "Notice of Swing Line Borrowing") shall be in the form of Exhibit A-4 or in such other form as the Administrative Agents and the Borrower may agree upon, and shall be given by telephone, telex, telecopier or cable and, if by telephone, shall be confirmed immediately in writing (which may be by telecopier) and specifying therein the applicable Borrower, the requested date and amount of such Swing Line Borrowing and the date of the maturity thereof. Upon the making of any Swing Line Advance by one or more Swing Line Banks, such Swing Line Banks shall on the date of the Swing Line Borrowing make the amount thereof available for the account of its Domestic Lending Office to the Paying Agent at the Paying Agent's address referred to in Section 9.01, or at such other address and account as shall be designated by the Paying Agent in writing to the Lenders, in same day funds. After the Paying Agent's receipt of such funds and upon fulfillment of the conditions set forth in Article IV, the Paying Agent will make such funds available to the applicable Borrower at the Paying Agent's aforesaid address. Each other Lender shall, forthwith upon the making of each Swing Line Advance, be deemed to have committed irrevocably to purchase from each Swing Line Bank a participation in the Swing Line Advance made by each such Swing Line Bank in an amount equal to the product of (i) a fraction, the numerator of which is the Commitment of such Lender and the denominator of which is the Facility multiplied by (ii) the outstanding principal amount of such Swing Line Advance; provided, however, that none of the other Lenders shall be required to pay for such participation until demand therefor pursuant to Section 2.17; and provided further that no other Lender shall be entitled to receive any repayment from the applicable Borrower in respect of a Swing Line Advance until such Lender has paid any amounts due hereunder to the appropriate Swing Line Banks in respect of its participation in such Swing Line Advance.

     (c) Anything in Section 2.02(b) above or Section 2.08 to the contrary notwithstanding:

          (i) if fewer than two Reference Banks furnish timely information to the Paying Agent for determining the Adjusted Eurodollar Rate for any Adjusted Eurodollar Rate
     Advances,

               (A) the Paying Agent shall forthwith notify the Parent Borrower and the Lenders that the interest rate cannot be determined for such Adjusted
          Eurodollar Rate Advances;

               (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

               (C) the obligations of the Lenders to make, or to Convert Advances into, Adjusted Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Parent Borrower and the Lenders that the circumstances causing such suspension no longer exist;

          (ii) if, with respect to any Adjusted Eurodollar Rate Advances, Lenders required to make at least 51% of such Adjusted Eurodollar Rate Advances shall notify the Paying Agent that the Adjusted Eurodollar Rate for any Interest Period for such Adjusted Eurodollar Rate Advances will not adequately reflect the cost to such Lenders of making or funding their respective Adjusted Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the Parent Borrower and the Appropriate Lenders, whereupon

               (A) each such Adjusted Eurodollar Rate Advance will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (B) the obligations of the Appropriate Lenders to make, or to Convert Advances into, Adjusted Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Parent Borrower and such Lenders that the circumstances causing such suspension no longer exist; and

          (iii) if any Borrower shall select an Interest Period of six months or twelve months for any Adjusted
     Eurodollar Rate Advances and any Appropriate Lender shall notify the Paying Agent that the Adjusted Eurodollar Rate for such Interest Period will not adequately reflect the cost to such Lender of making or funding its Adjusted Eurodollar Rate Advance for such Interest Period, the Paying Agent shall forthwith so notify such Borrower and the Appropriate Lenders, whereupon

               (A) each such Adjusted Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

               (B) the obligations of the Appropriate Lenders to make, or to Convert Advances into, Adjusted Eurodollar Rate Advances having an Interest Period of six months or twelve months shall be suspended until the Paying Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

     (d) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower and, in respect of any Borrowing comprised of or including Adjusted Eurodollar Rate Advances specified in such Notice of Borrowing, the applicable Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure by such Borrower to borrow on the date specified in the Notice of Borrowing for such Borrowing, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Adjusted Eurodollar Rate Advance to be made by such Lender as part of such Borrowing when such Adjusted Eurodollar Rate Advance, solely as a result of such failure, is not made on such date. Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement.

     (e) Unless the Paying Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing (other than a Swing Line Borrowing or Auction Bid Borrowing) that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with this Section 2.02 and the Paying Agent may, in reliance on such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent such Lender shall not have made available to the Paying Agent on the date of any Borrowing such Lender's ratable portion of such Borrowing, such Lender agrees, and the Borrower agrees, to pay or repay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is paid or repaid to the Paying Agent, at (in the case of such Lender) the Federal Funds Rate and (in the case of each Borrower) the Base Rate plus the Applicable Percentage (provided that such payment at the Federal Funds Rate or the Base Rate (plus the Applicable Percentage) with respect to any Adjusted Eurodollar Rate Advance shall not affect the status of such Advance as an Adjusted Eurodollar Rate Advance). If such Lender shall pay to the Paying Agent such amount, the amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement from and including the date of such Borrowing.

     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     (g) Each Letter of Credit or Auction Bid LOC shall be issued on reasonable notice from the applicable Borrower to the Paying Agent specifying the date of issuance (which shall be a Business Day) and the amount, expiration date, beneficiary, whether such Letter of Credit is to be a Specified Letter of Credit and if so, the aggregate principal amount of Specified Letters of Credit outstanding and other terms thereof. Upon fulfillment of such conditions as the Issuing Bank issuing such Letter of Credit or Auction Bid LOC or the Paying Agent may reasonably require, including the conditions set forth in Article IV (as though the issuance of the Letter of Credit or Auction Bid LOC were an Advance), the Issuing Bank will issue the Letter of Credit in accordance with its terms. The Paying Agent shall notify the Lenders of any issuance by an Issuing Bank of a Letter of Credit on the Settlement Date next succeeding the date of such issuance.

     SECTION 2.03. Fees. (a) Facility Fees. The Parent Borrower agrees to pay to the Paying Agent for distribution to each Lender a facility fee (the "Facility Fee") with respect to such Lender's Commitment, at a rate per annum equal to the Applicable Percentage from time to time in effect on the aggregate amount of such Lender's Commitment, regardless of usage. The Facility Fees will commence to accrue on the date of execution of this Agreement and will be payable in arrears on (i) the Closing Date, (ii) on the third day of each January, April, July and October and (iii) on the Termination Date.

     (b) Administrative Agents' Fees. The Parent Borrower agrees to pay to the Administrative Agents the annual
Administrative Agents' fees set forth in the separate letter from the Administrative Agents to the Parent Borrower dated
June 8, 1994.

     (c) Letter of Credit Fees. (i) Upon the issuance, extension or renewal of each Letter of Credit by an Issuing Bank, the applicable Borrower agrees to pay to such Issuing Bank a fee in an amount to be agreed upon between such Issuing Bank and such Borrower, payable on the date of such issuance (or on such other date as may be agreed upon by such Issuing Bank and the applicable Borrower).

     (ii) Each Borrower agrees to pay to the Paying Agent, for the ratable benefit of the Lenders (determined in accordance with the respective amounts of their Commitments), a letter of credit fee at the Applicable Percentage on the maximum amount available to be drawn on each day under outstanding Letters of Credit issued pursuant to Section 2.01(b) for the account of such Borrower (the determination of such maximum amount to assume the occurrence of, and compliance with, all conditions for drawing referred to therein), in each case payable quarterly in arrears on the third day of each January, April, July and October after the date of issuance until the date each such Letter of Credit shall expire or terminate in accordance with its terms and on the date of such expiration or termination.

     (d) Auction Bid LOC Fees. (i) Upon the issuance, extension or renewal of each Auction Bid LOC by a Lender, the Parent Borrower agrees to pay to such Lender a Fee in an amount to be agreed upon between such Lender and the Parent Borrower, payable upon such date as may be agreed upon by such Lender and the Parent Borrower.

     (ii) The Parent Borrower agrees to pay to the Paying Agent, for the ratable benefit of each Lender issuing an Auction Bid LOC and the other participant Lenders, if any, in such Auction Bid LOC (determined in accordance with the respective amounts of their participations in such Auction Bid
LOC), a letter of credit fee at the rate agreed upon pursuant to Section 2.01(f) between the Parent Borrower and the Lender issuing such Auction Bid LOC on the maximum amount available to be drawn on each day under such Auction Bid LOC (the determination of such maximum amount to assume the occurrence of, and compliance with, all conditions for drawing referred to therein), in each case payable quarterly in arrears on the third day of each January, April, July and October after the date of issuance until the date such Auction Bid LOC expires or terminates in accordance with its terms and on the date of such expiration or termination.

     (e) Transfer Fee; Amendment Fee. (i) Each Borrower agrees to pay to each Issuing Bank, upon each transfer or amendment of a Letter of Credit issued for the account of such Borrower, the normal and customary transfer fee or amendment fee, as the case may be (or such other fee as such Borrower and such Issuing Bank may agree upon), charged by such Issuing Bank upon the transfer or amendment of letters of credit.

     (ii) The Parent Borrower agrees to pay to each Lender that issues an Auction Bid LOC, upon each transfer or amendment of such Auction Bid LOC, the normal and customary transfer fee or amendment fee, as the case may be (or such other fee as the Parent Borrower and such Lender may agree upon), charged by such Lender upon the transfer or amendment of letters of credit.

     (f) Letter of Credit Expenses. Each Borrower agrees to pay to each Issuing Bank, on demand, sums equal to any and all reasonable charges such Issuing Bank may assess, and expenses that such Issuing Bank may pay or incur, relative to the issuance by such Issuing Bank of any Letter of Credit issued for the account of such Borrower or to presentment to, or to a payment by, the Issuing Bank thereunder.

     SECTION 2.04. Termination or Reduction of Facilities.
(a) The Commitments shall be automatically terminated on the Termination Date.

     (b) The Parent Borrower shall have the right, upon at least five Business Days' notice to the Administrative Agents, to terminate in whole, or reduce ratably in part (in minimum principal amounts of $10,000,000), the unused portion of the Facility (such unused portion having been determined after subtracting the Facility Usage from the Facility).

     (c) The Letter of Credit Facility shall not be reduced until such time as the Facility shall equal such Letter of Credit Facility, and thereafter shall reduce proportionately with any reduction in the amount of Facility pursuant to this
Section 2.04.

     SECTION 2.05. Repayment of Advances. (a) Advances. Each Borrower shall repay to the Paying Agent for the account of the Lenders the aggregate principal amount of the Advances (other than Auction Bid Advances) then outstanding with respect to such Borrower on the Termination Date.

     (b) Swing Line Advances. Each Borrower shall repay to the Paying Agent for the account of the applicable Swing Line Bank the outstanding principal amount of any Swing Line Advance made by it with respect to such Borrower (other than a Swing Line Advance for which the appropriate Settlement Amounts have been paid pursuant to Section 2.17) on the earlier of the date specified in the applicable Notice of Swing Line Borrowing or the Termination Date.

     (c) Auction Bid Advances. Each Borrower shall repay the aggregate principal amount of the Auction Bid Advances to the applicable Lenders with respect to such Borrower in accordance with the provisions of Section 2.01(e)(vi).

     SECTION 2.06. Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender with respect to such Borrower from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Percentage, payable quarterly in arrears on the third day of each January, April, July and October and on the date such Base Rate Advance shall be Converted into an Adjusted Eurodollar Rate Advance or paid in full; provided that commencing on the date and during the continuance of any Event of Default the applicable interest rate for all outstanding Base Rate Advances shall be a rate per annum equal at all times to 2% per annum above the rate otherwise in effect for such Base Rate Advances pursuant to this Section 2.06(a) from time to time.

          (b) Adjusted Eurodollar Rate Advances. During such periods as such Advance is an Adjusted Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Percentage, payable on the last day of each Interest Period and, if such Interest Period has a duration of six months or twelve months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period, provided that commencing on the date and during the continuance of any Event of Default the applicable interest rate for all outstanding Adjusted Eurodollar Rate Advances shall be a rate per annum equal at all times to 2% per annum above the rate otherwise in effect for such Adjusted Eurodollar Rate Advances pursuant to this Section 2.06(b).

     SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Paying Agent timely information for the purpose of determining each Adjusted Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Paying Agent for the purpose of determining any such interest rate (but at least two Reference Banks shall have furnished such information), the Paying Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Paying Agent shall give prompt notice to the applicable Borrower and the Appropriate Lenders of the applicable interest rate determined by the Paying Agent for purposes of Section 2.06(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under
Section 2.06(b).

     (c) If any Borrower shall fail to select the duration of any Interest Period for any Adjusted Eurodollar Rate Advances with respect to such Borrower in accordance with the provisions contained in the definition of the term "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances (or, if such Advances are then Base Rate Advances, will continue as Base Rate Advances).

     SECTION 2.08. Conversion of Advances. (a) Each Borrower may on any Business Day, upon notice given to the Paying Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.02(d), 2.06, 2.07, 2.08(d) and 2.10(d), Convert all or any Advances (except Swing Line Advances, Advances made in respect of Overnight Overdrafts and Auction Bid Advances) with respect to such Borrower of one Type into Advances of the other Type; provided, however, that (i) except as provided in
Section 2.10(d), any Conversion of any Adjusted Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Adjusted Eurodollar Rate Advances and (ii) no Borrower may Convert any Base Rate Advances into Adjusted Eurodollar Rate Advances unless such Base Rate Advances are in an aggregate amount not less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify
(i) the date of such Conversion, (ii) the Type and aggregate amount of Advances to be Converted and (iii) if such Conversion is into Adjusted Eurodollar Rate Advances, the duration of the Interest Period for such Advances.

     (b) Each notice of Conversion shall be irrevocable and binding on the applicable Borrower and, in respect of any notice of Conversion to Adjusted Eurodollar Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure to Convert on the date specified in such notice, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Adjusted Eurodollar Rate Advance to be made by such Lender as part of such Conversion when such Adjusted Eurodollar Rate Advance, solely as a result of such failure, is not made on such date. Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement

     (c) On the date on which the aggregate unpaid principal amount of Adjusted Eurodollar Rate Advances with respect to such Borrower having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (d) Upon the occurrence of any Default and so long as such Default shall continue, the right of the Borrowers to Convert any Advance into an Adjusted Eurodollar Rate Advance shall be suspended.

     SECTION 2.09. Prepayments. (a)  Optional Prepayment.
Each Borrower may, upon at least three Business Days' notice in the case of Adjusted Eurodollar Rate Advances, and upon at least one Business Day's notice in the case of Base Rate Advances, to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, (and if such notice is given the applicable Borrower shall) prepay the outstanding principal amounts of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, costs and expenses otherwise payable by the applicable Borrower under the Advance Documents with respect to the principal amount prepaid; provided, however, that:

          (i) each prepayment pursuant to this Section 2.09(a) shall be in an aggregate principal amount of not less than $1,000,000;

          (ii) in the case of any such prepayment of an Adjusted Eurodollar Rate Advance, such prepayment shall either be made on the last day of an Interest Period for such Adjusted Eurodollar Rate Advance or shall be made together with the payment of all amounts required pursuant to Section 9.05(c); and

          (iii) prepayments of Swing Line Advances may be made upon notice given the same day as such prepayment on or prior to 12:00 noon so long as the Swing Line Advance shall have remained outstanding for at least one Business Day.

          (b) Mandatory Prepayments. (i) If any Lender shall for any reason fail to pay the Settlement Amount payable by it on a Settlement Date, on demand by the Administrative Agents the Borrowers shall forthwith prepay the Advances in an amount equal to such Settlement Amount, and the Paying Agent shall apply such prepayment in the same manner as is specified in the second sentence of Section 2.17.

          (ii) The Borrowers shall, on each Business Day, prepay Advances comprising part of the same Borrowings or, if no Advances are then outstanding, shall deposit cash in the Cash Collateral Account, in an aggregate principal amount equal to the amount by which (A) the Facility Usage exceeds
(B) the Facility.

          (iii) The Borrowers shall, on each Business Day, pay to the Paying Agent for deposit in the Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate maximum amount available to be drawn under Letters of Credit then outstanding (assuming compliance with all conditions to drawing) exceeds the Letter of Credit Facility on such Business Day.

          (iv) All prepayments by any Borrower under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and shall be applied first against the Advances with respect to such Borrower to be prepaid under the Facility that are Base Rate Advances and thereafter against the Advances with respect to such Borrower to be prepaid under the Facility that are Eurodollar Advances having Interest Periods ending as close as possible to the date of such Prepayment.

     SECTION 2.10. Increased Costs; Illegality. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Adjusted Eurodollar Rate Reserve Percentage) in or change in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted Eurodollar Rate Advances, then the Parent Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agents), pay to the Paying Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Parent Borrower and the Administrative Agents by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or of the Letters of Credit or Auction Bid LOCs (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Administrative Agents), the Parent Borrower shall pay to the Paying Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of the Letters of Credit or Auction Bid LOCs. A certificate as to such amounts, submitted to the Parent Borrower and the Administrative Agents by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, due to either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Issuing Bank or any Lender of agreeing to issue or of issuing or maintaining any Letter of Credit or Auction Bid LOCs or any participation therein, then the Parent Borrower shall from time to time, upon demand by such Issuing Bank or Lender (with a copy of such demand to the Administrative Agents), pay to the Paying Agent for the account of such Issuing Bank or such Lender, as the case may be, additional amounts sufficient to compensate such Issuing Bank or such Lender, as the case may be, for such increased cost. A certificate as to the amount of such increased cost, submitted to the Parent Borrower and the Administrative Agents by such Issuing Bank or such Lender, as the case may be, shall be conclusive and binding for all purposes, absent manifest error.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, as determined by any Lender, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Adjusted Eurodollar Rate Advances or to continue to fund or maintain Adjusted Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make Adjusted Eurodollar Rate Advances and to Convert Advances into Adjusted Eurodollar Rate Advances shall terminate and
(ii) each Borrower shall forthwith Convert all Adjusted Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.08, except that such Conversion may occur, notwithstanding Section 2.08, other than on the last day of the respective Interest Periods for such Adjusted Eurodollar Rate Advances, if the applicable Borrower has paid all amounts payable under Section 9.05(c).

     SECTION 2.11. Payments and Computations. (a) Each Borrower shall make each payment hereunder without set-off or counterclaim not later than Noon (New York City time) on the day when due in U.S. dollars to the Paying Agent at 641 Lexington Avenue, New York, New York 10043, in same day funds. The Paying Agent will promptly thereafter cause to be distributed (i) like funds relating to the payment of principal, interest, letter of credit fees payable pursuant to
Section 2.03(c)(ii) or Facility Fees ratably (other than amounts payable (A) to a Swing Line Bank in respect of any Swing Line Advance made by it, (B) to the Concentration Account Bank in respect of Advances made in respect of Overnight Overdrafts prior to settlement pursuant to
Section 2.17, (C) to a Lender in respect of any Auction Bid Advance or Auction Bid LOC or (D) pursuant to
Sections 2.03(b), 2.03(c), 2.03(d)(i), 2.03(e), 2.03(f), 2.10,
2.13, 2.17 or 9.05) to the Appropriate Lenders for the account of their Applicable Lending Offices and (ii) like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

     (b) Each Borrower hereby authorizes (i) each Issuing Bank on behalf of each Lender, if and to the extent payment owed to such Lender is not made by such Borrower to the Paying Agent when due hereunder, to charge from time to time against any or all of such Borrower's accounts with such Issuing Bank any amount so due and (ii) each Lender, if and to the extent payment is not made when due hereunder, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due to such Lender prior to any sharing under Section 2.12. Nothing contained in this subsection (b) shall impair the obligations of any Lender under Section 2.12, the rights of the Administrative Agents, the Collateral Agent, the Paying Agent or any Lender under Section 9.06 or any other rights and remedies (including other rights of set-off) that the Administrative Agents, the Collateral Agent, the Paying Agent or such Lender may have.

     (c) All computations of interest based on the Base Rate, the Adjusted Eurodollar Rate, any Fixed Rate or the Federal Funds Rate, of letter of credit fees payable pursuant to
Section 2.03(c)(ii) or 2.03(d)(ii) and of Facility Fees shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable; provided, however, that all computations of interest based on the Base Rate when the Base Rate is determined by reference to paragraph (a) of the definition thereof shall be made by the Paying Agent on the basis of a year of 365 or 366 days, as applicable, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Paying Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Adjusted Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Paying Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Appropriate Lenders hereunder that such Borrower will not make such payment in full, the Paying Agent may assume that such Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Appropriate Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Paying Agent, each Appropriate Lender shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Paying Agent, at the Federal Funds Rate.

     SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Sections 2.03(b), 2.03(c), 2.03(d), 2.03(e), 2.03(f), 2.10,
2.13, 2.17 or 9.05 and other than amounts payable to a Swing Line Bank in respect of any Swing Line Advance made by it, to the Concentration Account Bank in respect of Advances made in respect of Overnight Overdrafts prior to settlement pursuant to Section 2.17 or to a Lender in respect of an Auction Bid Advance) in excess of its ratable share of payments on account of the Advances obtained by all the Appropriate Lenders, such Lender shall forthwith purchase from the other Appropriate Lenders such participations in the Advances made by the other Appropriate Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Appropriate Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

     SECTION 2.13. Taxes. (a) Any and all payments by each Borrower hereunder or under any other Loan Document shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including interest, additions to tax, and penalties thereon) imposed by the United States of America or any political subdivision thereof (or, in the event that the Borrower assigns any of its rights or obligations or any interest hereunder or under the other Loan Documents, by any foreign country and its political subdivisions in which the assignee is incorporated or is resident), excluding, in the case of each Lender, the Collateral Agent, the Paying Agent and each Administrative Agent, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Administrative Agent, the Collateral Agent, the Paying Agent or such Lender (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Collateral Agent, the Paying Agent or either Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, the Collateral Agent, the Paying Agent or such Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) Each Borrower will indemnify each Lender, the Collateral Agent, the Paying Agent and each Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender, the Collateral Agent, the Paying Agent or such Administrative Agent (as the case may be) and any liability (including interest, expenses, additions to tax, and penalties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments under this indemnification shall be made within 30 days from the date such Lender, the Collateral Agent, the Paying Agent or such Administrative Agent (as the case may be) makes written demand therefor. However, in the case of any Taxes not required by law to be deducted by the applicable Borrower from or in respect of any sum payable hereunder to any Lender, the Collateral Agent, the Paying Agent or either Administrative Agent, payment under this indemnification must be made by such Borrower only if such written demand has been made within 60 days from the date on which such Lender, the Collateral Agent, the Paying Agent or such Administrative Agent, as the case may be, makes payment of the Taxes to the relevant taxing authority.

     (d) Within 30 days after the reasonable request therefor by the Paying Agent in connection with any payment of Taxes or Other Taxes, each Borrower will furnish to the Paying Agent, at its address referred to in, or determined pursuant to,
Section 9.01, the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from such Borrower's treasurer or responsible officer that states that such payment has been made and that sets forth the date and amount of such payment.

     (e) Prior to or on the Closing Date in the case of each Lender that is a Lender on the Closing Date, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if reasonably requested by the Parent Borrower or the Paying Agent, each Lender organized under the laws of a foreign jurisdiction that is exempt from United States Federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under this Agreement has provided or is herewith providing the Parent Borrower or the Paying Agent with an Internal Revenue Form 4224 or Form 1001 or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. Such form, certificate or document will be provided by each such Lender from time to time after the Closing Date as reasonably requested by the Parent Borrower or the Paying Agent. A determination of whether a Lender is exempt from United States Federal withholding tax or is subject to such tax at a reduced rate shall be within the reasonable judgment of the Lender.

     (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder.

     SECTION 2.14. Evidence of Debt Under This Agreement.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Register maintained by the Paying Agent pursuant to Section 9.04(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Paying Agent from each Borrower hereunder and each Appropriate Lender's share thereof.

     (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.15. Obligations Absolute. The obligations of each Borrower under this Agreement in respect of any Letter of Credit or Auction Bid LOC and under any other agreement or instrument relating to any Letter of Credit or Auction Bid LOC shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including to the extent permitted by law, the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or Auction Bid LOC or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any Letter of Credit or Auction Bid LOC or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents or any other Loan Document;

          (c) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of such Borrower in respect of any Letter of Credit or Auction Bid LOC;

          (d) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit or Auction Bid LOC (or any Persons for whom any such beneficiary or any such transferee may be acting), any of the Lenders, the Administrative Agent, the Collateral Agent, the Paying Agent or any other Person, whether in connection with any Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

          (e) any statement or any other document presented under or in connection with any Letter of Credit or Auction Bid LOC or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (f) payment in good faith by an Issuing Bank under a Letter of Credit or by a Lender under an Auction Bid LOC against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit or Auction Bid LOC; and

          (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or Auction Bid LOC or any agreement or instrument relating to any Letter of Credit or Auction Bid LOC, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, such Borrower.

     SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be used by each Borrower to finance the working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes of each Borrower (including repayment of advances outstanding under, and other amounts due in respect of, the Existing Credit Agreement).

     SECTION 2.17. Special Adjustments of Advances. The Paying Agent will notify the Lenders of the aggregate amount of Advances (other than Auction Bid Advances) outstanding upon the occurrence of a Default and at such times and at such frequencies as the Paying Agent or any Swing Line Bank, Concentration Account Bank or Issuing Bank in their sole discretion may determine, but in any event not less frequently than weekly (the date of each such notice by the Paying Agent being a "Settlement Date"). Upon receipt of any such notice, such Swing Line Bank, Concentration Account Bank or Issuing Bank or each of the other Lenders, as the case may be, will forthwith unconditionally pay to the Paying Agent (for distribution by the Paying Agent to such Swing Line Bank, Concentration Account Bank or Issuing Bank or each of the other Lenders, as the case may be) such amount (a "Settlement Amount"), if any, as is necessary to cause the aggregate unpaid principal amount of the Advances (other than Auction Bid Advances) to be shared by the Lenders ratably in accordance with the amounts of their Commitments. Upon each payment and distribution pursuant to the preceding sentence, each Lender will be deemed from the date of such payment and distribution for all purposes under the Loan Documents (including in respect of interest accruing from such date on the principal amount of such Advances) to have outstanding Advances owed to it in the amount of its ratable share of such Advances as aforesaid.


                           ARTICLE III

                 Representations and Warranties

     The Borrowers represent and warrant to each of the Lenders, the Administrative Agents, the Collateral Agent, the
Paying Agent, the Issuing Banks and the Swing Line Banks that:

     SECTION 3.01. Organization; Powers. Each of the Loan Parties (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every juris-

diction where such qualification is required by the nature of its business, the character and location of its property, business or customers, or the ownership or leasing of its properties, except for such jurisdictions in which the failure so to qualify, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby or in connection with the Transactions to which it is or will be a party and, in the case of Borrowers, to borrow hereunder.

     SECTION 3.02. Authorization. The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents to which it is a party, the Borrowings hereunder, the issuance of the Letters of Credit, the use of the proceeds of the Advances, the Swing Line Advances and the Letters of Credit, the creation of the security interests contemplated by the Collateral Documents and the other transactions contemplated by the Loan Documents (all the foregoing, collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, the certificate of incorporation or other constitutive documents or by-laws of any Loan Party or (B) any order of any Governmental Authority,
(ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any contractual obligation of any Loan Party or
(iii) result in or require the creation or imposition of any Lien (other than any Lien created hereunder or under the Collateral Documents) upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by the Borrowers and each other Loan Party thereto will constitute, a legal, valid and binding obligation of the Borrowers and the other Loan Parties, as applicable, enforce-

able against each of them in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office to perfect the security interests that can be perfected by such filings and (b) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect.

     SECTION 3.05. Financial Statements. (a) The Parent Borrower has heretofore delivered to the Lenders its unaudited Consolidated balance sheet as of the Fiscal Quarter ended March 26, 1994. Neither the Parent Borrower nor any of its Subsidiaries has any material contingent obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment or obligations to retired employees for medical or other employee benefits that is not reflected in the foregoing financial statements, the notes thereto or the most recent financial statements, if any, delivered pursuant to Section 5.03.

     (b) The Parent Borrower has delivered to the Lenders its audited consolidated financial statements for the Fiscal Year ended January 1, 1994, together with its annual report on Form 10-K, filed with the Securities and Exchange Commission. Such financial statements were prepared in conformity with GAAP and fairly present the Consolidated financial position of the Parent Borrower and its Subsidiaries as at the date thereof and the Consolidated results of operations and changes in financial position of the Parent Borrower and its Subsidiaries for each of the periods covered thereby. Except as disclosed in such financial statements, neither the Parent Borrower nor any of its Subsidiaries had, at the date of such financial statements or as of the date of this Agreement or on the Closing Date, as the case may be, any material contingent obligation, material contingent liability or material liability for taxes, long-term lease or unusual forward or long-term commitment or obligations to retired employees for medical or other employee benefits that is not reflected in the foregoing financial statements or the notes thereto.

     SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries, taken as a whole, since January 1, 1994.

     SECTION 3.07. Title to Properties; Possession Under Leases. (a) The Parent Borrower and its Subsidiaries have good and marketable title to, or valid leasehold interests in, all their material properties and assets, except where the failure to have such title or leasehold interests, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All such title to, or leasehold interest in, material properties and assets are free and clear of Liens, other than Permitted Liens and Liens with respect to which the Collateral Agent has received on or prior to the Closing Date duly executed releases and termination statements in connection therewith.

     (b) Each of the Parent Borrower and its Subsidiaries has complied with all obligations under all leases to which it is a party and enjoys peaceful and undisturbed possession under all such leases necessary in any respect for the operation of their respective properties and assets, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all the Subsidiaries of the Parent Borrower, their jurisdiction of organization and the percentage ownership interest of each of them and any other Subsidiary therein. The capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.08, is owned free and clear of all Liens. No authorized but unissued treasury shares of capital stock of the Parent Borrower or any such Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character except as set forth on Schedule 3.08.

     SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any actions, suits, proceedings or arbitrations at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower, or any of its Subsidiaries or any business or property of any such Person that (i) involve any Loan Document or the Transactions or
(ii) could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

     (b) Neither the Parent Borrower nor any of its Subsidiaries nor any of their respective properties or assets is (i) in violation of, nor will the continued operation of their properties and assets as currently conducted violate, any law, rule, regulation, statute (including any zoning, building, environmental and safety law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting such properties or assets, where such violations could reasonably be expected to have a material adverse effect on the value, use or operation of any such property or asset, or (ii) in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The issuance of the Letters of Credit will not violate any applicable law or regulation or violate or be prohibited by any judgment, writ, injunction, decree or order of any Governmental Authority.

     SECTION 3.10. Agreements. Neither the Parent Borrowers nor any of its Subsidiaries is in default with respect to any contractual obligation of it or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Parent Borrowers nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) No part of the proceeds of any Letter of Credit or any Advance or Swing Line Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Parent Borrowers nor any of its Subsidiaries (a) is an "investment company" as defined in, or is subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or is subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. The Borrowers will use the
Letters of Credit and the proceeds of the Advances and any Swing Line Advances only for the purposes specified in
Section 2.16.

     SECTION 3.14. Tax Returns. Each of the Borrowers and their Subsidiaries has filed or caused to be filed all Federal, state and local income and other material tax returns required to have been filed by it or with respect to it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it or with respect to it, except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

     SECTION 3.15. No Material Misstatements. The written information provided by or on behalf of the Borrowers and contained in the Confidential Information Memorandum (includ-

ing all attachments and exhibits thereto), as supplemented, and as supplemented further by written information heretofore provided by or on behalf of the Borrowers to the Lenders and any other materials, documents and written information that the Borrowers or any of their Affiliates may have furnished to the Lenders, taken as a whole, was as of the date of such Confidential Information Memorandum, the dates otherwise specified therein or the dates upon which such information was provided, accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that to the extent any such information therein was based upon or constitutes a forecast or projection, the Borrowers represent only that they acted in good faith and utilized reasonable assumptions, due and careful consideration and the information actually known to Responsible Officers at the time in the preparation of such information.

     SECTION 3.16. Employee Benefit Plans. Each of the Parent Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No Reportable Event has occurred in respect of any Plan of the Parent Borrower or any ERISA Affiliate. As of the Closing Date, the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan. Neither the Parent Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that materially adversely affects the financial condition of the Parent Borrower and its ERISA Affiliates taken as a whole. Neither the Parent Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result in an increase in the contributions required to be made to such Plan that would materially and adversely affect the financial condition of the Parent Borrower and its ERISA Affiliates taken as a whole.

     SECTION 3.17. Environmental and Safety Matters. Except as set forth on Schedule 3.17:

          (a)  The Parent Borrower and each of its
     Subsidiaries has obtained and is in compliance with all permits, licenses and other authorizations that are required and material with respect to the operation of the business under any Environmental Law, and each such permit, license and authorization is in full force and effect.

          (b)  The Parent Borrower and each of its
     Subsidiaries is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable and material to it and its business, assets, operations and properties, including those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Federal Clean Air Act, as amended, the Occupational, Safety and Health Act and the Toxic Substances Control Act and any analogous or comparable state laws, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Parent Borrower or any of its Subsidiaries, after reasonable inquiry, threatened against the Parent Borrower or any of its Subsidiaries under any Environmental Law, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

          (d) Neither the Parent Borrower nor any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state law, nor has any such Person received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing material, polychlorinated biphenyls, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, has been found at any site at which any Governmental Authority or private party is conducting a removal action, remedial investigation or other action pursuant to any Environmental Law, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

          (e) There have been no releases or threatened releases (in each case as defined in CERCLA) of Hazardous Materials by the Parent Borrower or any of its Subsidiaries on, upon, into or from any of their respective facilities or operations that could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Parent Borrower and each of its Subsidiaries, there have been no such releases or threatened releases on, upon, under or into any real property in the vicinity of any of their respective facilities or operations that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such facilities or operations and that could reasonably be expected to result in a Material Adverse Effect.

          (f) There is no asbestos in, on, or at any of the facilities or operations of the Parent Borrower or any of its Subsidiaries, except to the extent that the presence of such material could not reasonably be expected to result in a Material Adverse Effect.

          (g) To the best knowledge of the Parent Borrower and each of its Subsidiaries after reasonable inquiry, none of the material properties or assets of the Parent Borrower or any of its Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority.

          (h)  There are no past or current events,
     conditions, circumstances, activities, practices, incidents, actions or plans that could reasonably be anticipated to interfere with or prevent compliance with any Environmental Law, or which may give rise to liability under any Environmental Law, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material that could reasonably be expected to result in a Material Adverse Effect.

          (i) No Lien in favor of any Person relating to or in connection with any liability under any Environmental Law has been filed or has been attached to any property or asset of the Parent Borrower or any of its Subsidiaries, except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.18. Security Documents. (a) The Security Agreement, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement), including the Pledged Debt and the Pledged Stock, and proceeds thereof, and when financing state-

ments in appropriate form are filed in the offices specified on Schedule 3.18(a), the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

     (b) The Trademark Security Agreement, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Intellectual Property Rights and, upon the recordation of such Trademark Security Agreement with the United States Patent and Trademark Office, together with financing statements in appropriate form filed in the offices specified on
Schedule 3.18(b), the Liens created under the Trademark Security Agreement will constitute a fully perfected Lien on, and security interest in, all right title and interest of the Loan Parties in the Collateral (as defined in the Trademark Security Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office may be necessary to perfect a Lien on registered trademarks and trademark applications acquired by the Loan Parties after the date hereof).

     SECTION 3.19. Labor Matters. There are no strikes, lock-

outs or slowdowns against the Parent Borrower or any of its Subsidiaries pending or, to the knowledge of the Parent Borrower threatened, except where such strikes, lockouts or slowdowns could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The hours worked by and payment made to employees of the Parent Borrower or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, where such violations could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any of its Subsidiaries is a party or by which the Parent Borrower or any of its Subsidiaries is bound.

     SECTION 3.20. Location of Real Property. (a)
Schedule 3.20(a) sets forth completely and correctly as of the date hereof and the Closing Date all material real property owned by the Parent Borrower or any of its Subsidiaries, the addresses thereof and the county or counties in which such properties are situated. All the real property set forth on
Schedule 3.20(a) is owned in fee by the Parent Borrower or its Subsidiaries.

     (b) Schedule 3.20(b) sets forth completely and correctly as of the date hereof and the Closing Date all material real property leased by the Parent Borrower or any of its Subsidiaries, the addresses thereof and the county or counties in which such properties are situated.

     SECTION 3.21. Patents, Trademarks, etc. Each of the Parent Borrower and each of its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) used in or necessary for the conduct of their respective businesses as currently conducted and (b) material to the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries taken as a whole. The use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the foregoing by the Parent Borrower and its Subsidiaries does not infringe on the rights of any Person. To the best knowledge of the Parent Borrower, its rights and the rights of its Subsidiaries to sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by the Parent Borrower or any of its Subsidiaries.


                           ARTICLE IV

    Conditions of Lending and Issuance of Letters of Credit.

     SECTION 4.01. Conditions of All Credit Events. The obligation of each Lender to make Advances hereunder, the obligation of the Swing Line Banks to make Swing Line Advances hereunder and the obligation of the Issuing Banks to issue any Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction on the date of each Credit Event of the following conditions:

          (a) The Administrative Agents, the Paying Agent and, where applicable, the Issuing Banks or the Swing Line
     Banks shall have received a notice of such Credit Event as required by Section 2.02.

          (b) The representations and warranties set forth in
     Article III shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Credit
     Event, no Default or Event of Default shall have occurred and be continuing.

The giving of each notice of a Credit Event and the receipt of the proceeds of each Advance (including a Swing Line Advance) referred to therein, and the making of a request for issuance of Letters of Credit and Auction Bid LOCs and the issuance of such Letters of Credit and Auction Bid LOCs, shall each constitute a representation and warranty by the Borrowers as to the matters specified in paragraphs (b) and (c) of this
Section 4.01; provided, however, that the obligation of each Lender to make any Advance (i) on the occasion of a Borrowing to the extent that the amount of such Borrowing does not exceed the aggregate amount of Swing Line Advances outstanding on the date of such Borrowing and the proceeds of such Borrowing are applied to the repayment of Swing Line Advances and (ii) pursuant to Section 2.01(b)(iii) or
Section 2.01(f)(iv), provided that such Swing Line Advance was made or Auction Bid LOC was issued in compliance with the terms of Section 4.01, shall be absolute and unconditional and such Advance shall be made by such Lender notwithstanding the failure of the Borrowers to satisfy any condition set forth in this Section 4.01.

     SECTION 4.02. First Borrowing.  The obligation of each
Lender to make the Advances to be made by it on the Closing
Date shall be subject to the satisfaction of the following additional conditions precedent:

          (a) The Lenders shall have received a written opinion of Paul W. Heldman, Vice President, Secretary and General Counsel of the Parent Borrower, substantially to the effect set forth in Exhibit N-1 (i) dated the Closing Date,
(ii) addressed to the Administrative Agents, the Issuing Banks, the Lenders, the Swing Line Banks, the Collateral Agent and the Paying Agent and (iii) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agents shall reasonably request. The Parent Borrower hereby instructs such counsel to deliver such opinion.

          (b) All legal matters incident to this Agreement and the Borrowings hereunder shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative
Agents.

          (c) The Lenders shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or regulations of such Loan Party, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by such Loan Party, authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or will be a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Closing Date, (C) that the certificate of incorporation of such Loan Party has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause
(i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
(ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Administrative Agents, may reasonably request.

          (d) The Lenders shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Parent Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

          (e) The Administrative Agents shall have received all Fees and other amounts due and payable on or prior to the Closing Date.

          (f) The Guarantee Agreements shall have been duly executed by the Guarantors and delivered to the Collateral
Agent, and shall be in full force and effect.

          (g) The Security Agreement and the Trademark
Security Agreement shall have been duly executed by the Loan Parties party thereto and the Collateral Agent and shall be in full force and effect, and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a valid and perfected first-priority security interest in or lien on the Collateral described in each of such agree-

ments (except as otherwise expressly provided therein) shall have been delivered to the Collateral Agent.

          (h)  Each of (i) the Existing Credit Agreement and
(ii) all the related agreements, guarantees and security interests shall have been terminated and all obligations and interests thereunder discharged (or instruments of discharge shall have been delivered to the Administrative Agents), and the Administrative Agents shall have received satisfactory evidence of such termination and discharge.

          (i) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equiva-

lent) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive offices of such Persons are located and in the other jurisdictions in which Uniform Commercial Code (or equivalent) filings are to be made pursuant to the succeeding subsection, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar docu-

ment) would be Permitted Liens or have been released.

          (j) The Collateral Agent shall have received a Per-

fection Certificate with respect to each Loan Party dated the Closing Date and duly executed by a Financial Officer and the chief legal officer of the Parent Borrower.


                            ARTICLE V

                      Affirmative Covenants

     Each Borrower covenants and agrees with each Lender, each Administrative Agent, each Swing Line Bank, each Issuing Bank, the Collateral Agent and the Paying Agent that, so long as any obligation hereunder or under any Loan Document shall remain unpaid, any Letter of Credit or any Auction Bid LOC shall remain outstanding or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, such Borrower will and will cause its Subsidiaries to:

     SECTION 5.01. Compliance with Laws. Perform and promptly comply in all material respects with all:

     (a) current and future laws, ordinances, rules, regulations, orders and requirements (including ERISA and zoning ordinances, building codes and Environmental Laws) of every duly constituted governmental, regulatory, licensing or quasi-Governmental Authority or agency applicable to such Borrower, any such Subsidiary or any of their respective properties, as the case may be;

     (b) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions having jurisdiction over such Borrower, its Subsidiaries or their respective properties, as the case may be; and

     (c) similarly applicable duties or obligations of any kind imposed under any certificate of occupancy, or otherwise by law, covenant, conditions, agreement or easement, public or private binding upon such Borrower, its Subsidiaries or their respective properties, as the case may be; in each case unless
(i) the applicability of any such laws, ordinances, rules, regulations, orders, requirements, duties or obligations is being contested by the Parent Borrower or any of its Subsidiaries in good faith and by proper proceedings and with respect to which proper reserves are being maintained in accordance with GAAP or (ii) the failure to so comply or to cause property to be maintained, used or operated would not result in a Material Adverse Effect.

     SECTION 5.02. Preservation of Corporate Existence.
(a) Preserve and maintain its corporate existence, corporate rights (charter and statutory) and corporate franchises, except (i) in connection with the sale of any assets permitted to be sold pursuant to Section 6.05 or (ii) as permitted by
Section 6.04.

     (b) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, trademarks, trade names, privileges and franchises material to its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated; and at all times keep all property useful and necessary in its business in good, working order and condition to the extent required by sound business practices.

     SECTION 5.03. Reporting Requirements.  Furnish to each
Lender the following:

          (a) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent Borrower,
     (i) a copy of the Parent Borrower's quarterly report on Form 10-Q (or any successor report), (ii) a consolidating statement of income, substantially in the form of Exhibit P, and (iii) a schedule in form satisfactory to the Administrative Agents of the computation used by the Parent Borrower in determining compliance with the covenants contained in Sections 6.08, 6.14, 6.15 (when applicable) and 6.16, all accompanied by an Officer's Certificate certifying as to all the foregoing;

          (b) As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the Parent Borrower's annual report on Form 10-K (or any successor report) certified in a manner reasonably acceptable to the Administrative Agents by a nationally recognized independent public accounting firm, together with (ii) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Parent Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or, if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (iii) a schedule in form satisfactory to the Administrative Agents of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 6.08, 6.14, 6.15 (when applicable) and 6.16 and (iv) a consolidating statement of income substantially in the form of Exhibit P, accompanied by an Officer's Certificate certifying to such statement of income;

          (c) Promptly following its approval by the Parent Borrower's Board of Directors, a copy of the annual business and financial plan of the Parent Borrower and its Consolidated Subsidiaries and forecasts customarily prepared by management of the Parent Borrower, in each case in form and detail reasonably satisfactory to the Administrative Agents, showing projected balance sheets, income statements and cash flow statements (including divisional income statements) on a quarterly basis for the next 12 months and on an annual basis for each of the following years until the Termination Date, and at the end of each Fiscal Quarter following the delivery of each such plan until the delivery of the next annual plan, comparisons of actual results with such plan and forecasts, substantially in the form of Exhibit P, and a comparison of the actual results for the most recently ended Fiscal Quarter to the same period in the prior Fiscal Year and a comparison of the sum of the actual results for all Fiscal Quarters completed during the current Fiscal Year to the same period in the prior Fiscal Year, substantially in the form of Exhibit P;

          (d) As soon as possible and in any event within three Business Days after the Parent Borrower becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Parent Borrower setting forth details of such Default and the action that the Parent Borrower has taken and proposes to take with respect thereto;

          (e) Promptly after any significant change in accounting policies or reporting practices permitted under Section 6.11, notice and a description in reasonable detail of such change;

          (f) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Parent Borrower or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, that the Parent Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange; and

          (g) Such other information respecting the business, properties, operations, performance, prospects or condition (financial or otherwise) of the Parent Borrower or any of its Subsidiaries as any Lender through the Administrative Agents may from time to time reasonably request.

     SECTION 5.04. Visitation Rights. At any reasonable time and from time to time during normal business hours, upon reasonable prior notice, permit the Administrative Agents or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants and advise such accountants that the Administrative Agents and the Lenders have been authorized to exercise all rights of the Parent Borrower or any such Subsidiary to require such accountants to disclose any and all financial statements and other information of any kind that they may have with respect to the Parent Borrower or any such Subsidiary and direct such accountants to comply with any reasonable request of the Administrative Agents or any Lenders for such information so long as such reasonable request is stated with particularity. The chief financial officer of the Parent Borrower or his or her designee shall be notified by the Administrative Agents of, and be afforded an opportunity to be present at, any meeting of the Administrative Agents or the Lenders and such accountants but the inability of such officer(s) to attend such meeting or absence of any such officer(s) therefrom shall in no way interfere with the occurrence of any such meeting as planned.

     SECTION 5.05. Keeping of Books. Keep proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Parent Borrower and each of such Subsidiaries in accordance with GAAP.

     SECTION 5.06. Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a lien (other than a Permitted
Lien) upon their property; provided, however, that neither the Parent Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim
(i) that is being contested in good faith and by proper proceedings, as long as such proceedings could not subject either of the Administrative Agents, the Collateral Agent, the Paying Agent or any Lender to any civil or criminal penalty or liability or involve any risk of the sale, loss or forfeiture of any item of Collateral, except for payments of cash that are the subject of such proceedings and (ii) against which proper reserves are being maintained in accordance with GAAP.

     SECTION 5.07. Maintenance of Properties, Etc. Maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted, and maintain all necessary licenses and permits if, in each case, failure to so maintain and preserve would result in a Material Adverse Effect.

     SECTION 5.08. Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

     SECTION 5.09. Arm's-Length Transactions. Conduct all transactions permitted under the Loan Documents, other than transactions permitted pursuant to Sections 6.07(b) and 6.07(m), with any of its Affiliates on terms that are fair and reasonable and (a) for transactions between the Parent Borrower and any Affiliate thereof, no less favorable to the Parent Borrower than the Parent Borrower would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Parent Borrower and (b) for transactions between a Subsidiary of the Parent Borrower and another Affiliate of the Parent Borrower, no less favorable to such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Parent Borrower.

     SECTION 5.10. Maintenance of Leases. Take all necessary actions to keep the leases on all Real Property in full force and effect; provided, however, that the Parent Borrower and any of its Subsidiaries may terminate or fail to renew any such leases in the ordinary course of business of the Parent Borrower and its Subsidiaries.

     SECTION 5.11. Accounts. Establish and maintain in the United States with one of the Administrative Agents, Managing Agents or Co-Agents principal cash concentration accounts for all domestic operations and such local operating bank accounts as shall be satisfactory in the reasonable judgment of the Administrative Agents; provided, however, that prior to establishing a cash concentration account with any Lender that is not an Administrative Agent, the Parent Borrower shall execute and deliver a security agreement with respect to such account in form and substance satisfactory to the Administrative Agents, the Collateral Agent and all the Lenders.

     SECTION 5.12. Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements), that may be required under applicable law or which the Majority Lenders, the Administrative Agents or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

     (b) Cause (i) each Material Subsidiary organized under the laws of the United States of America or any political subdivision thereof created or acquired by it from time to time and (ii) each Subsidiary that is not a Material Subsidiary prior to becoming such a Material Subsidiary to undertake the obligation of and to become a Subsidiary Guarantor pursuant to the Subsidiary Guarantee Agreement and a party to the applicable Collateral Documents to which it is not then a party pursuant to one or more instruments or agreements satisfactory in form and substance to the Collateral Agent. In addition, the Parent Borrower shall, or shall cause its Subsidiaries to, pledge all the capital stock (or other ownership interests) of any Material Subsidiary to the Collateral Agent for the benefit of the Secured Parties pursuant to a supplement to the Security Agreement satisfactory in form and substance to the Collateral Agent.

     SECTION 5.13. Interest Rate Protection. Maintain at all times at least 50% of the aggregate principal amount of the Consolidated Debt of the Parent Borrower at fixed rates of interest. Debt shall be deemed to be at fixed rates of interest for purposes of this Section 5.13 if such Debt either
(a) bears interest at a fixed rate or (b) the Parent Borrower has, in connection with such Debt, entered into one or more Interest Rate Agreements, in form and substance satisfactory to the Administrative Agents, that have the effect of setting the interest cost to the Parent Borrower and its Subsidiaries of such Debt at fixed rates.

     SECTION 5.14. Environmental Compliance Program.
(a) Promptly give notice to the Administrative Agents upon becoming aware of (i) any material violation of any Environmental Law, (ii) any claim, inquiry, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability, by or from any Governmental Authority or any third party claimant, to the extent that any of the foregoing could reasonably be expected to result in a Material Adverse Effect or (iii) the discovery of the release of any Hazardous Material at, on, under or from any of its properties in excess of reportable or allowable standards, threshold amounts or levels in a manner or amount that could reasonably be expected to result in material liability under any Environmental Law.

     (b) Upon discovery of the presence on any of the properties or assets of the Parent Borrower or its Subsidiaries of any Hazardous Material that is in violation of, or that could reasonably be expected to result in material liability under, any Environmental Law, take all necessary steps to initiate and expeditiously complete all investigative, remedial, corrective and other action to eliminate any such adverse effect, and keep the Administrative Agents informed of such actions and the results thereof.


                           ARTICLE VI

                       Negative Covenants

     Each Borrower covenants and agrees with each Lender, each Administrative Agent, each Swing Line Bank, each Issuing Bank, the Collateral Agent and the Paying Agent that, so long as any obligation hereunder or under any Loan Document shall remain unpaid, any Letter of Credit or Auction Bid LOC shall remain outstanding or any Lender shall have any Commitment hereunder, unless the Majority Lenders otherwise consent in writing, such Borrower will not and will cause its Subsidiaries not to:

     SECTION 6.01. Liens, Etc. Create or suffer to exist any lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement, upon or with respect to any of its properties of any character (including accounts), whether now owned or hereafter acquired, or assign any right to receive income, or sign or file under the Uniform Commercial Code or any comparable statute of any jurisdiction a financing statement that names the Parent Borrower or any such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement with respect to the Parent Borrower or any such Subsidiary, excluding, however, from the operation of the foregoing restrictions (i) the liens and security interests created by or pursuant to the Loan Documents and
(ii) Permitted Liens.

     SECTION 6.02. Debt. Create or suffer to exist any Debt except:


     (a)  Debt under the Loan Documents;

          (b)  Existing Debt;

          (c) Debt secured by liens or security interests permitted by Section 6.01;

          (d) trade accounts payable in the ordinary course of business and accounted for as current accounts payable;

          (e)  Commercial Paper issued by the Parent Borrower;

          (f) Debt of the Parent Borrower incurred to prepay, redeem, defease or repurchase existing Debt of the Parent Borrower or any of the Subsidiaries so long as (i) such Debt so incurred is subordinated in right of payment to, or pari passu in right of payment with, the Debt being prepaid, redeemed, defeased or repurchased and (ii) the average life to maturity of such Debt so incurred is no earlier than the date that is three months following the Termination Date; provided, however, that up to $625,000,000 of such Debt so incurred may have an average life to maturity shorter than the date that is three months following the Termination Date so long as (A) such Debt does not mature before June 15, 1999, and (B) such Debt is incurred to prepay, redeem, defease or repurchase Debt that matures earlier than the date that is three months following the Termination Date;

          (g)  Capital Lease Obligations;

          (h)  Debt incurred in connection with the
     indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (i) Debt incurred or assumed in connection with any investment or acquisition pursuant to Section 6.07(i);

          (j)  Debt permitted by Section 6.07(m);

          (k) Debt secured by mortgages on (i) any property purchased, acquired or developed between January 21, 1992, and the Closing Date or (ii) any property purchased, acquired or developed with Real Estate Capital Expenditures, in each case so long as the aggregate amount of the Debt secured by such mortgages does not exceed 100% of the Fair Market Value (determined at the time of such transaction) of such property;

          (l) Debt incurred by the Parent Borrower or any of its Subsidiaries in connection with any Receivables
     Securitization;

          (m)  Debt incurred by the Parent Borrower in
     connection with Interest Rate Agreements;

          (n) Debt of the Parent Borrower not referred to in paragraphs (a) through (m) above or in paragraph (o) below so long as the average life to maturity of such Debt is no earlier than the date that is three months following the Termination Date; and

          (o) Debt of the Parent Borrower or any Subsidiary not referred to in paragraphs (a) through (n) above in an aggregate amount outstanding at any time not in excess of $100,000,000.


     SECTION 6.03. Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value any shares of any class of its capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that
(a) the Subsidiaries of the Parent Borrower may pay dividends to the Parent Borrower or to a wholly owned Subsidiary of the Parent Borrower, (b) the Parent Borrower may pay dividends on the Parent Borrower Common Stock in the form of shares of Parent Borrower Common Stock, (c) the Parent Borrower may repurchase odd-lot shares of Parent Borrower Common Stock for a maximum aggregate amount of $10,000,000 from the Closing Date, not to exceed $2,000,000 in any Fiscal Year, provided that at the time of such proposed action and immediately after giving effect thereto, no Default exists, and (d) the Parent Borrower may pay dividends on any preferred stock issued pursuant to Section 6.13, provided that at the time of any such dividend and immediately after giving effect thereto, no Default exists.

     SECTION 6.04. Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all the assets of, any Person, except that (a) the Parent Borrower or any Subsidiary may merge with or acquire substantially all the assets of any Person in connection with Capital Expenditures permitted by Section 6.08 or acquisitions or investments permitted by Section 6.07(g) or (i), so long as the Parent Borrower or such Subsidiary is the surviving corporation in any such merger, (b) any wholly owned Subsidiary of the Parent Borrower may merge or consolidate with the Parent Borrower, so long as the Parent Borrower is the surviving corporation in any such merger or consolidation,
(c) any wholly owned Subsidiary of the Parent Borrower may merge or consolidate with any other wholly owned Subsidiary of the Parent Borrower and (d) any Subsidiary of the Parent Borrower may be dissolved so long as, prior to such dissolution (or as a result thereof), the assets owned by the dissolved Subsidiary prior to such dissolution are owned by the Parent Borrower or one of its wholly owned Subsidiaries.

     SECTION 6.05.  Sales, Etc. of Assets.  Sell, lease,
transfer or otherwise dispose of any assets (including substantially all assets constituting the business of a division, branch or other operating unit), except that, if immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

          (a) the Parent Borrower or any of its Subsidiaries may sell or lease inventory in the ordinary course of business;

          (b) the Parent Borrower or any of its Subsidiaries may sell (i) any Real Property (and related fixtures and personal property) acquired, developed or purchased between January 21, 1992, and the Closing Date, (ii) any Real Property (and related fixtures and personal property) acquired, developed or purchased with Real Estate Capital Expenditures and (iii) Property Held for Sale, in each case pursuant to sale-leaseback transactions for not less than the Fair Market Value of such assets;

          (c) the Parent Borrower or any of its Subsidiaries may sell, lease, transfer or otherwise dispose of (i) any of its assets (including substantially all assets constituting the business of a division, branch or other operating unit) for not less than the Fair Market Value of such assets, provided that the aggregate value of such assets sold, leased, transferred or otherwise disposed of during the term of this Agreement shall not be greater than 10% of the total assets of the Parent Borrower and its Subsidiaries on a Consolidated basis as of January 1, 1994 and (ii) its shares of Hook-SupeRx, Inc.;

          (d) the Parent Borrower or any of its Subsidiaries may sell, lease, transfer or otherwise dispose of any of its assets for less than the Fair Market Value of such assets, provided that the aggregate value of such assets sold, leased, transferred or otherwise disposed of during any Fiscal Year pursuant to this paragraph (d) shall not be greater than $5,000,000;

          (e) the Parent Borrower or any of its Subsidiaries may make charitable donations in the ordinary course of business consistent with past practices;

          (f) the Parent Borrower or any of its Subsidiaries may transfer assets to wholly owned Subsidiaries of the Parent Borrower, in each case in existence on the Closing
     Date or permitted to be formed under Section 6.06;

          (g) the Parent Borrower or any of its Subsidiaries may terminate leases to the extent permitted by
     Section 5.10; and

          (h) the Parent Borrower or any of its Subsidiaries may sell accounts receivables (or interests therein) in connection with any Receivables Securitization.

     SECTION 6.06. Maintenance of Ownership and Formation of Subsidiaries. Except as permitted by Section 6.05, sell or otherwise dispose of, or commit to sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries, or permit any of its Subsidiaries to issue, sell or otherwise dispose of, or commit to issue, sell or otherwise dispose of, any shares of their capital stock or capital stock of any other Subsidiary, or create, or permit any of its Subsidiaries to create, any new Subsidiary except that the Parent Borrower or any of its Subsidiaries may create new wholly owned Subsidiaries so long as, if such Subsidiary is a Material Subsidiary, (a) all the capital stock (or other ownership interest) of any such Subsidiary is pledged to create a valid and perfected first priority security interest subject to the Security Agreement, securing the Obligations as provided for therein, and (b) such Subsidiary becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement.

     SECTION 6.07.  Investments in Other Persons.  Make any
loan or advance to, or investment in, any other Person, or purchase or otherwise acquire any shares of capital stock, obligations or other securities, or make any capital contribution to, or otherwise invest in, any other Person, except for:

          (a) Permitted Investments and investments specifically described on Schedule 6.07(a);

          (b) loans or advances to employees of the Parent
     Borrower or its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding;

          (c) endorsements of negotiable instruments for purposes of collection;

          (d) prepayment of expenses in the ordinary course of business;

          (e) Interest Rate Agreements;

          (f) other loans, advances and investments not otherwise permitted hereunder in an aggregate amount not to exceed $60,000,000 at any time outstanding;

          (g) investments in other Persons in connection with Capital Expenditures permitted by Section 6.08;

          (h) purchase money obligations permitted by
     Section 6.02;

          (i) investments in, or acquisitions of, other Persons in the Parent Borrower's line of business or assets of other Persons in the Parent Borrower's line of business (including, without duplication, any investments or acquisitions that are Capital Expenditures) so long as, in the case of each such investment or acquisition, such investment or acquisition satisfies the conditions set forth in one of subparagraphs (A), (B) and (C) below:

               (A) the consideration paid in connection with such investment or acquisition consists solely of Parent Borrower Common Stock,

               (B) (x) the consideration paid in connection with such investment or acquisition includes Parent Borrower Common Stock, the payment of cash, the assumption of Debt or the incurrence of Debt to the applicable Selling Entity (or any combination of the foregoing) and (y) the aggregate amount of all cash paid and Debt so assumed or incurred in connection with such investment or acquisition (when taken together with the aggregate amount of all cash paid and Debt so assumed or incurred in connection with all other investments and acquisitions pursuant to this subparagraph (B) since the Closing Date) does not exceed $100,000,000 or

               (C) (x) the consideration paid in connection with such investment or acquisition includes Parent Borrower Common Stock, the payment of cash, the assumption of Debt or the incurrence of Debt to the applicable Selling Entity (or any combination of the foregoing) and (y) the aggregate amount of all cash paid and Debt so assumed or incurred in connection with such investment or acquisition (when taken together with the aggregate amount of all cash paid and Debt so assumed or incurred in connection with all other investments or acquisitions pursuant to
          (1) subparagraph (B) above or (2) this
          subparagraph (C), in each case since the Closing
          Date) does not exceed $500,000,000 and (z) the ratio of (1) the aggregate amount of all cash paid and Debt so assumed or incurred in connection with such investment or acquisition to (2) the Acquired EBITDA with respect to the Acquired Entity to be invested in or acquired (determined as of the last day of theAcquired Entity Fiscal Quarter most recently ended for the Acquired Entity Rolling Period ending on such day) is no greater than 3.0 to 1.0;

     provided that (x) at the time of any such proposed investment or acquisition under any of the foregoing subparagraphs and immediately after giving effect thereto, no Default exists and (y) in the case of any investment in or acquisition of any Acquired Entity pursuant to subparagraph (C) above, the Parent Borrower delivers to the Administrative Agents, not later than 10 Business Days prior to such investment or acquisition,
     (1) an Officer's Certificate setting forth in reasonable detail the calculation of the Acquired EBITDA with respect to such Acquired Entity as contemplated by subparagraph (C) above and the calculation of the ratio specified in clause (z) of subparagraph (C) above with respect to such investment or acquisition and (2) either
     (I) a report prepared with respect to such Acquired Entity in accordance with Statement on Auditing Standards No. 35 "Special Reports-Applying Agreed Upon Procedures to Specified Elements, Accounts, or Items of a Financial Statement" by a nationally recognized independent public accounting firm or or (II) in the case of an Acquired Entity that files periodic reports with the Securities and Exchange Commission and whose annual financial statements are audited by a nationally recognized independent public accounting firm, the Form 10-K and Forms 10-Q filed by such Acquired Entity with respect to the Acquired Entity Fiscal Year and Acquired Entity Fiscal Quarters, respectively, ending during the relevant Acquired Entity Rolling Period;

          (j) pledges and deposits described in clause (c) of the definition of the term Permitted Liens;

          (k) receivables owing to the Parent Borrower or any of its Subsidiaries if created or acquired in the ordinary course of business;

          (l) (i) investments in respect of securities of another Person received by the Parent Borrower or any of its Subsidiaries in connection with a plan of reorganization or readjustment of such Person or its debts and (ii) investments in Indebtedness of any Person received by the Parent Borrower or any of its Subsidiaries in connection with any sale of assets permitted by Section 6.05;

          (m) (i) loans by any Subsidiary to its parent or to the Parent Borrower and (ii) loans by the Parent Borrower to any wholly owned Subsidiary or by any such wholly owned Subsidiary of the Parent Borrower to any of its wholly owned Subsidiaries, provided that such loans pursuant to clause (ii) to any Subsidiary that is not a Subsidiary Guarantor do not exceed for all such Subsidiaries in the aggregate $25,000,000 at any one time outstanding; and

          (n) investments in Debt of any Person that is not an Affiliate of the Parent Borrower, so long as (i) such Debt was issued by such Person in connection with a real estate transaction involving the Parent Borrower or one of its Subsidiaries, (ii) the Parent Borrower or one of its Subsidiaries has a contractual obligation to make lease payments to such Person as a result of the real estate transaction in which such Debt was issued and
     (iii) the aggregate amount of all Debt represented by investments held by the Parent Borrower pursuant to this paragraph (n) does not at any time exceed $300,000,000.

     SECTION 6.08. Capital Expenditures. (a) Make any Capital Expenditures (other than Capital Expenditures made in connection with investment or acquisitions permitted by
Section 6.07(i)) in an amount in excess of $450,000,000 (the "Base Capital Expenditure Amount") for any Fiscal Year ("Base Capital Expenditures") in the aggregate with respect to the Parent Borrower and its Subsidiaries (utilization of the Base Capital Expenditure Amount to be determined for any Fiscal Year by applying the amount of Base Capital Expenditures actually made in such Fiscal Year first to the amount available pursuant to the proviso below and then to the Base Capital Expenditure Amount for such Fiscal Year); provided, however, that if in any Fiscal Year the Base Capital Expenditure Amount exceeds the amount of Base Capital Expenditures actually made by the Parent Borrower and its Subsidiaries in such Fiscal Year, the Parent Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the next succeeding Fiscal Year equal to 45% of the amount of such excess. For purposes of this Agreement, the term "Base Capital Expenditures" shall, with respect to Fiscal Year 1994, be deemed to include any Capital Expenditures (other than Real Estate Capital Expenditures) that were made by the Parent Borrower or any of its Subsidiaries between January 2, 1994, and the Closing Date.

          (b) In addition to the Capital Expenditures that can be made pursuant to paragraph (a) above, the Parent Borrower and its Subsidiaries shall be permitted to make Capital Expenditures in an amount not to exceed $200,000,000 for any Fiscal Year ("Real Estate Capital Expenditures") in the aggregate with respect to the Parent Borrower and its Subsidiaries to the extent that such additional Capital Expenditures are made in connection with (i) the acquisition or development of real property (and related fixtures and personal property) on which the Parent Borrower or any of its Subsidiaries intends to open new stores or other facilities related to the Parent Borrower's primary business, (ii) the purchase of real property (and related fixtures and personal property) currently being leased by the Parent Borrower or its Subsidiaries or (iii) the acquisition or development of real property (and related fixtures and personal property) permitting the expansion of existing stores or other facilities related to the Parent Borrower's line of primary business. For purposes of this Agreement, the term "Real Estate Capital Expenditures" shall, with respect to Fiscal Year 1994, be deemed to include any Capital Expenditures that were made by the Parent Borrower or any of its Subsidiaries between January 2, 1994, and the Closing Date in connection with activities of the type described in clauses (i), (ii) and
(iii) of the immediately preceding sentence.

          (c) In addition to the Capital Expenditures that can be made pursuant to paragraphs (a) and (b) above, the Parent Borrower and its Subsidiaries shall be permitted to make additional Capital Expenditures in any Fiscal Year ("Additional Capital Expenditures") in an aggregate amount with respect to the Parent Borrower and its Subsidiaries equal to a percentage of Consolidated Free Cash Flow for the immediately preceding Fiscal Year, such percentage with respect to any Fiscal Year to be equal to (a) 100% in the event that the Parent Borrower's Consolidated ratio of Net Total Debt to Consolidated EBITDA for the immediately preceding Fiscal Year is 3.0 to 1 or lower, (b) 75% in the event that the Parent Borrower's Consolidated Ratio of Net Total Debt to Consolidated EBITDA for the immediately preceding Fiscal Year is 3.5 to 1 or lower and (c) 50% in the event that the Parent Borrower's Consolidated Ratio of Net Total Debt to Consolidated EBITDA for the immediately preceding Fiscal Year is lower than the amount set forth below with respect to such preceding Fiscal Year:

Preceding      Ratio of Net Total Debt To Consolidated EBITDA for
Fiscal Year       Immediately Preceding Fiscal Year

     1994                        4.30 to 1.00
     1995                        4.20 to 1.00
     1996                        4.10 to 1.00
     1997                        4.00 to 1.00
     1998                        3.90 to 1.00
     1999                        3.80 to 1.00
     2000                        3.80 to 1.00

The entire amount of Additional Capital Expenditures that are permitted to be made in any Fiscal Year but are not made in such Fiscal Year may be carried forward to, and made in, the two succeeding Fiscal Years.

     SECTION 6.09.  Amendment, Etc. of Certain Agreements.
(a) Except in connection with any prepayment, redemption, defeasance or repurchase, cancel or terminate any term or provision of any of the Related Documents or (b) amend or otherwise modify, or waive any breach of or default under, or take any other action in connection with, any term or provision of the Subordinated Debt Documents or the Senior Secured Debt Documents, except that the Parent Borrower may amend, modify or waive any breach of or default under the Subordinated Debt Documents if the Parent Borrower would be permitted under Section 6.02 to issue the Debt represented by such documents as so amended, modified or waived.

     SECTION 6.10.  Change in Business.  Make any material
change in the nature or conduct of their respective businesses as carried on at the Closing Date except in connection with the sale of assets permitted pursuant to Section 6.05.

     SECTION 6.11.  Accounting Changes.  Make or permit any
significant change in accounting policies (including a change of its Fiscal Year) or reporting practices, except for any such change required by GAAP.

     SECTION 6.12.  Charter and By-Laws.  Amend, modify or
change in any manner the certificate of incorporation or by-laws or regulations of the Parent Borrower or any Subsidiary of the Parent Borrower in any manner that could result in a Material Adverse Effect.

     SECTION 6.13. Issuance and Sale of Stock. Issue or sell any of its stock without the prior written consent of the Majority Lenders, except, in the case of the Parent Borrower,
(a) Parent Borrower Common Stock or (b) preferred stock having an aggregate face amount not in excess of $500,000,000.

     SECTION 6.14. Fixed Charge Coverage Ratio. In the case of the Parent Borrower, permit the Fixed Charge Coverage Ratio (determined as of the last day of any Fiscal Quarter for the Rolling Period ending on such day) to be lower than 1.7 to 1.0.

     SECTION 6.15. Ratio of Net Senior Debt to Consolidated EBITDA. In the case of the Parent Borrower, permit at any time following the release of the security interest in all the Collateral pursuant to Section 9.17, the ratio (determined as of the last day of any Fiscal Quarter for the Rolling Period ending on such day) of (a) Net Senior Debt on such day to
(b) the sum of (i) Consolidated EBITDA for such Rolling Period and (ii) from and after the making of any investment or acquisition pursuant to Section 6.07(i)(C), the Acquired EBITDA for any Acquired Entity so invested in or acquired (but only to the extent that such Acquired EBITDA has been calculated pursuant to Section 6.07(i)(C) with respect to any Acquired Entity Fiscal Quarter ending during such Rolling Period) to be greater than 2.85 to 1.00. Notwithstanding anything in this Agreement to the contrary, the covenant set forth in this Section 6.15 shall cease to be applicable for any purpose from and after the date on which the Parent Borrower satisfies the Investment Grade Rating Condition, whether satisfaction of such condition occurs prior to, simultaneously with, or subsequent to, the release of the security interest in all the Collateral pursuant to
Section 9.17.

     SECTION 6.16. Ratio of Net Total Debt to Consolidated EBITDA. (a) In the case of the Parent Borrower, prior to the release of the security interest in all the Collateral pursuant to Section 9.17, permit the ratio (determined as of the last day of any Fiscal Quarter for the Rolling Period ending on such day) of (a) Net Total Debt on such day to
(b) the sum of (i) Consolidated EBITDA for such Rolling Period and (ii) from and after the making of any investment or acquisition pursuant to Section 6.07(i)(C), the Acquired EBITDA for any Acquired Entity so invested in or acquired (but only to the extent that such Acquired EBITDA has been calculated pursuant to Section 6.07(i)(C) with respect to any Acquired Entity Fiscal Quarter ending during such Rolling Period) to be greater than the ratio set forth below opposite such Fiscal Quarter:

       Fiscal Quarter                             Ratio

2nd Fiscal Quarter 1994            4.5 to 1.0
3rd Fiscal Quarter 1994            4.5 to 1.0

4th Fiscal Quarter 1994            4.5 to 1.0
1st Fiscal Quarter 1995            4.5 to 1.0
2nd Fiscal Quarter 1995            4.5 to 1.0
3rd Fiscal Quarter 1995            4.5 to 1.0

4th Fiscal Quarter 1995            4.4 to 1.0
1st Fiscal Quarter 1996            4.4 to 1.0
2nd Fiscal Quarter 1996            4.4 to 1.0
3rd Fiscal Quarter 1996            4.4 to 1.0

4th Fiscal Quarter 1996            4.3 to 1.0
1st Fiscal Quarter 1997            4.3 to 1.0
2nd Fiscal Quarter 1997            4.3 to 1.0
3rd Fiscal Quarter 1997            4.3 to 1.0

4th Fiscal Quarter 1997            4.2 to 1.0
1st Fiscal Quarter 1998            4.2 to 1.0
2nd Fiscal Quarter 1998            4.2 to 1.0
3rd Fiscal Quarter 1998            4.2 to 1.0

4th Fiscal Quarter 1998            4.1 to 1.0
1st Fiscal Quarter 1999            4.1 to 1.0
2nd Fiscal Quarter 1999            4.1 to 1.0
3rd Fiscal Quarter 1999            4.1 to 1.0

4th Fiscal Quarter 1999            4.0 to 1.0.
and thereafter

            (b) In the case of the Parent Borrower, following the release of the security interest in all the Collateral pursuant to
            Section 9.17, permit the ratio (determined as of the last day of each Fiscal Quarter for the Rolling Period ending on such day) of (a) Net Total Debt on such day to (b) the sum of
            (i) Consolidated EBITDA for such Rolling Period and (ii) from and after the making of any investment or acquisition pursuant to Section 6.07(i)(C), the Acquired EBITDA for any Acquired Entity so invested in or acquired (but only to the extent that such Acquired EBITDA has been calculated pursuant to
            Section 6.07(i)(C) with respect to any Acquired Entity Fiscal Quarter ending during such Rolling Period) to be greater than
            3.5 to 1.00.


            ARTICLE VII

            Events of Default

                   SECTION 7.01. Events of Default.  In case of the
            happening and during the continuation of any of the following events ("Events of Default"):

                   (a) any representation or warranty made or deemed
                       made in any Loan Document, or any representation, war-ranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                   (b) default shall be made in the payment of any
                       principal of any Advance, any Swing Line Advance or any other amount payable under any Loan Document with respect to any Auction Bid Advance, in each case when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

                   (c) default shall be made in the payment of (i) any
                       interest on any Advance, Swing Line Advance or Auction Bid Advance or (ii) any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, in each case, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days after written notice thereof from either Administrative Agent or any Lender to the Parent Borrower;

                   (d) default shall be made in the due observance or
                       performance by the Parent Borrower of any covenant, condition or agreement contained in Section 5.02(a), 5.03(d), 5.11 or in Article VI;

                   (e) default shall be made in the due observance or
                       performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those defaults specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after written notice thereof from either Administrative Agent or any Lender to the Parent Borrower;

                   (f) any Loan Party shall (i) fail to pay any
                       principal or interest, regardless of amount, due in respect of any Debt in a principal amount in excess of $30,000,000, when and as the same shall become due and payable at maturity, by acceleration or otherwise (after giving effect to any applicable grace period), or
                       (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt (after giving effect to any applicable grace period), if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity;

                   (g) an involuntary proceeding shall be commenced or
                       an involuntary petition shall be filed in a court of com-petent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, seques-trator, conservator or similar official for any Loan Party or for a substantial part of the property or assets of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                   (h) any Loan Party shall (i) voluntarily commence
                       any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
                       (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above,
                       (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substan-tial part of the property or assets of any Loan Party,
                       (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
                       (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                   (i) one or more judgments or orders for the payment
                       of money aggregating in excess of $30,000,000 shall be rendered against the Parent Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                   (j) a Reportable Event or Reportable Events, or a
                       failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Parent Borrower or any of its Subsidiaries to the PBGC or to a Plan in an aggregate amount exceeding $30,000,000 and, within 30 days after the Parent Borrower has provided written notice of any such Reportable Event to the Administrative Agents, the Administrative Agents shall have notified the Parent Borrower in writing that
                       (i) the Majority Lenders have determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to admin-ister any such Plan or Plans; or the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans;

                   (k) (i) the Parent Borrower or any ERISA Affiliate
                       shall have been notified by the sponsor of a Multi-employer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Parent Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $100,000,000 or requires payments exceeding $30,000,000 in any year or
                       (B) is less than $100,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due (unless such Withdrawal Liability is being contested in good faith by the Parent Borrower or any ERISA Affiliate);

                   (l) the Parent Borrower or any ERISA Affiliate shall
                       have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate contributions of the Parent Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $30,000,000;

                   (m) there shall have occurred a Change in Control;

                   (n) any security interest purported to be created by
                       any Collateral Document shall cease to be, or shall be asserted by the Parent Borrower or any Guarantor not to be, a valid, perfected, first priority (except as other-wise expressly provided in this Agreement or such Coll-ateral Document) security interest in Collateral with a fair market value or book value (whichever is greater) in excess, individually or in the aggregate, of $30,000,000, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Agreement or otherwise take any action within its control (including the filing of Uniform Commercial Code continuation statements); or

                   (o) any Loan Document shall not be for any reason,
                       or shall be asserted by any Borrower or any Guarantor party thereto (except as otherwise expressly provided in this Agreement or such Loan Document) not to be, in full force and effect and enforceable in all material respects in accordance with its terms;

            then, and in every such event (other than an event described in paragraph (g) or (h) above), the Administrative Agents (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Parent Borrower declare the obligation of each Lender to make Advances and the obligation of each of the Swing Line Banks to make Swing Line Advances to be terminated, whereupon the same shall forthwith terminate,
            (ii) shall at the request, or may with the consent, of any Issuing Bank or of the Majority Lenders by notice to the Parent Borrower declare the obligation of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (iii) shall at the request, or may with the consent, of the Majority Lenders declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, prior notice of intention to accelerate or any other notice, all of which are hereby expressly waived by the Borrowers; and in any event described in paragraph (g) or (h) above, (A) the obligation of each Lender to make Advances and of any Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                   SECTION 7.02. Actions in Respect of Letters of Credit.
            (a) If, at any time and from time to time, any Letters of Credit (which, for purposes of this Section 7.02, shall include Auction Bid LOCs) shall have been issued by any Issuing Bank hereunder and (i) a Default shall have occurred and be continuing, (ii) the Borrowers shall have given notice of prepayment in whole under Section 2.09 of all Advances or shall have prepaid in whole all Advances, (iii) the Termination Date shall have occurred or (iv) if at any time, as a result of prepayments pursuant to Section 2.09, the Termination Date shall be a date not more than 30 days following the expiration of any Letter of Credit, then, upon the occurrence of any of the events described in clauses (i) through (iv) above, the Administrative Agents may, and upon the request of any Issuing Bank or of the Majority Lenders shall, whether in addition to the taking by the Administrative Agents of any of the actions described in Article VIII or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Collateral Agent for its benefit and the ratable benefit of the Lenders in same day funds at the Collateral Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Collateral Agent and under the sole dominion and control of the Collateral Agent for the benefit of the Collateral Agent and the ratable benefit of the Lenders at such place as shall be designated by the Collateral Agent, an amount equal to the amount of the Letter of Credit Obligations.

                   (b) Each Borrower hereby pledges and assigns to the Collateral Agent for its benefit and the ratable benefit of the Lenders, and grants to the Collateral Agent for its benefit and the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                   (i) the Letter of Credit Collateral Account, all
                       cash deposited therein, and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all Eligible Securities (as defined below) from
                       time to time held by the Collateral Agent and all certificates and instruments from time to time representing or evidencing Eligible Securities;

                 (iii) all notes, certificates of deposit and other
                       instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iv) all interest, dividends, cash, instruments and
                       other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                   (v) to the extent not covered by clauses (i) through
                       (iv) above, all proceeds of any or all of the foregoing Letter of Credit Collateral.

            The lien and security interest granted hereby secures the payment of all obligations of each Borrower now or hereafter existing hereunder and under any other Loan Document.

                   (c) Each Borrower hereby authorizes the Collateral Agent to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Collateral Agent may elect, as shall have become or shall become due and payable by the Borrowers to the Lenders in respect of the Letters of Credit.

                   (d) Neither the Borrowers nor any Person claiming or acting on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 7.02(h); provided, however, that as long as no Default shall have occurred and be continuing, and to the extent that there is an amount in excess of $1,000,000 in the Letter of Credit Collateral Account at the end of any Business Day after taking into account applications of funds, if any, from the Letter of Credit Collateral Account made pursuant to Section 7.02(c), the Collateral Agent will, at the written request of the Parent Borrower, from time to time invest amounts on deposit in the Letter of Credit Collateral Account in such instruments described in clause (b), (c) or (d) of the definition of the term "Permitted Investments" in Section 1.01 as the Parent Borrower may select and the Collateral Agent may approve (the "Eligible Securities"); provided further that in order to provide the Collateral Agent with a perfected security interest therein, each investment in Eligible Securities shall be evidenced by negotiable certificates or instruments, of which the Collateral Agent shall take physical possession. If the Parent Borrower shall have the right to have amounts on deposit in the Letter of Credit Collateral Account invested by the Collateral Agent, but shall have failed to request the Collateral Agent to invest such amounts, the Collateral Agent will endeavor to invest such amounts in such Eligible Securities as the Collateral Agent shall select. Any interest received by the Collateral Agent in respect of Eligible Securities shall be credited against the Letter of Credit Obligations. Non-interest proceeds from Eligible Securities that are not invested or reinvested in Eligible Securities as provided above shall be deposited and held in cash in the Letter of Credit Collateral Account under the sole dominion and control of the Collateral Agent.

                   (e) The Borrowers agree that they will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 7.02.

                   (f) If any Event of Default shall have occurred and be continuing:

                   (i)  The Collateral Agent may, in its sole
                        discretion, without notice to the Borrowers except as required by law and at any time from time to time, charge, set off and otherwise apply all or any part of first, the Letter of Credit Obligations and second, the obligations of the Borrowers now or hereafter existing under any of the Loan Documents, against the Letter of Credit Collateral Account or any part thereof, in such order as the Collateral Agent shall elect. The Collateral Agent agrees promptly to notify the Borrowers after any such set-off and application made by the Collateral Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this Section 7.02(f) are in addition to other rights and remedies (including other rights of set-off) that the Collateral Agent may have.

                  (ii) The Collateral Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Collateral Agent may, without notice except as specified below, sell the Letter of Credit Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercial-ly reasonable. The Borrowers agree that, to the extent notice of sale shall be required by law, at least ten days' notice to the Parent Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Letter of Credit Col-lateral or any part thereof, regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (iii)  Any cash held in the Letter of Credit
                        Collateral Account, and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Letter of Credit Collateral Account may, in the discretion of the Collateral Agent, then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 9.05) in whole or in part by the Collateral Agent for the ratable benefit of the Lenders against all or any part of the obligations of the Borrowers now or hereafter existing under any of the Loan Documents in such order as the Collateral
                        Agent may elect.

                   (g) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility or liability (i) for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Eligible Securities, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) for taking any necessary steps to preserve rights against any parties with respect to the Letter of Credit Collateral, (iii) for the collection of any proceeds from Eligible Securities, (iv) by reason of any invalidity, lack of value or uncollectability of any of the payments received by the Collateral Agent from obligors with respect to Eligible Securities, or (v) for any loss resulting from investments made pursuant to
            Section 7.02(d), except to the extent such loss was attributable to the Collateral Agent's gross negligence or wilful misconduct in complying with Section 7.02(d), or
            (vi) in connection with any investments made pursuant to
            Section 7.02(d) without a written request from the Parent Borrower, or any failure by the Collateral Agent to make any such investment.

                   (h) Any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrowers under the Facility and under any other Loan Document after the Termination Date shall be paid to the Parent Borrower or to whomsoever may be lawfully entitled to receive such surplus.


            ARTICLE VIII

            The Administrative Agents, the Collateral Agent, the Paying Agent and the Issuing Banks

                   In order to expedite the transactions contemplated by
            this Agreement, Chemical Bank and Citibank are hereby appointed to act as Administrative Agents, Chemical Bank is hereby appointed to act as Collateral Agent (and Collateral Holder under the Intercreditor Agreement) for the Issuing Banks, the Swing Line Banks and the Lenders and Citibank is hereby appointed to act as Paying Agent for the Issuing Banks, the Swing Line Banks and the Lenders (the Administrative Agents, the Collateral Agent and the Paying Agent for purposes of this Article are collectively referred to as the "Agents"). Each of the Lenders, the Swing Line Banks and the Issuing Banks hereby irrevocably authorizes each Agent to take such actions on their behalf and to exercise such powers as are specifically delegated to such Agent by the terms and provi-

            sions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Agents are hereby expressly authorized by the Lenders, the Swing Line Banks and the Issuing Banks, without hereby limiting any implied authority, (a) in the case of the Administrative Agents to receive all Loan Documents on the Closing Date, (b) in the case of the Paying Agent, to receive on behalf of the Lenders, the Swing Line Banks and the Issuing Banks all payments of principal of and interest on the Advances and the Swing Line Advances, all payments in respect of Letters of Credit and all other amounts due to the Lenders, the Swing Line Banks and the Issuing Banks hereunder, and promptly to distribute to each Lender, each Swing Line Bank and each Issuing Bank its proper share of each payment so received, (c) in the case of the Administrative Agents, to give notice on behalf of each of the Lenders and the Swing Line Banks to the Parent Borrower of any Event of Default specified in this Agreement of which the Administrative Agents have actual knowledge acquired in connection with their agency hereunder and (d) in the case of the Administrative Agents, to distribute to each Lender, each Swing Line Bank and each Issuing Bank copies of all notices, financial statements and other materials delivered by the Loan Parties pursuant to this Agreement as received by the Administrative Agents (including notices of an occurrence of any Event of Default). The Administrative Agents and the Collateral Agent are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, in each case as contemplated by and in accordance with the terms and provisions of this Agreement and the Collateral Documents.

                   None of the Agents or the Issuing Banks or any of their
            respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its, his or her own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Loan Parties of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders, the Swing Line Banks or the Issuing Banks for the due execution, genuineness, validity, enforceability or effec-

            tiveness of this Agreement, any other Loan Document or any other instruments or agreements. The Administrative Agents, the Collateral Agent and the Paying Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Majority Lenders (and the Issuing Banks, with respect to Letters of Credit) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders, the Swing Line Banks and the Issuing Banks. The Administrative Agents, the Collateral Agent and the Paying Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by them in good faith to be genuine and cor-

            rect and to have been signed or sent by the proper Person or Persons. None of the Agents or the Issuing Banks or any of their respective directors, officers, employees or agents shall have any responsibility to the Loan Parties on account of the failure of or delay in performance or breach by any Lender (or, in the case of the Agents, by the Issuing Banks or the Swing Line Banks) of any of its obligations hereunder or to any Lender (or, in the case of the Agents, the Issuing Banks or the Swing Line Banks) on account of the failure of or delay in performance or breach by any other Lender (or, in the case of the Agents, the Issuing Banks or the Swing Line Banks) or the Loan Parties or any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent and each Issuing Bank may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by any of them with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by any of them in accordance with the advice of such counsel.

                   The Lenders, the Swing Line Banks and  Issuing Banks
            hereby acknowledge that none of the Agents or the Issuing Banks shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Lenders.

                   Subject to the appointment and acceptance of a successor
            Agent as provided below, any Agent may resign at any time by notifying the Lenders, the Issuing Banks, the Swing Line Banks and the Parent Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a Lender as the successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                   With respect to the Advances made by it hereunder, each
            Agent and each Issuing Bank, in its individual capacity and not as Agent or Issuing Bank, as the case may be, shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent or a Issuing Bank, as the case may be, and each Agent and its Affiliates and each Issuing Banks and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or their Affiliates as if it were not an Agent or a Issuing Bank, as the case may be.

                   Each Lender agrees (a) to reimburse each Agent and each
            Issuing Bank, on demand, in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by such Agent or such Issuing Bank, including fees, disbursements and other charges of counsel and compensation of agents paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Loan Parties and (b) to indemnify and hold harmless each Agent and each Issuing Bank and any of their respective directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or dis-

            bursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as an Agent or a Issuing Bank, as the case may be, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reim-

            bursed by the Loan Parties, provided that no Lender shall be liable to any Agent or any Issuing Bank for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or such Issuing Bank, as the case may be, or any of their respective directors, officers, employees or agents.

                   Each Lender acknowledges that it has, independently and
            without reliance upon the Agents, any other Lender, any Swing Line Banks or any Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, any other Lender, any Swing Line Banks or any Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


            ARTICLE IX

            Miscellaneous

                   SECTION 9.01. Notices. Except as otherwise expressly
            permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                   (a)  If to the Parent Borrower, to it at The Kroger
                        Co., 1014 Vine Street, Cincinnati, Ohio 45202, Attention of Mr. Lawrence M. Turner (Telecopy No. (513) 762-4454); with a copy to Mr. Paul W. Heldman (Telecopy
                        No. (513) 762-4935).

                  (b) If to Chemical Bank in its capacity as an Administrative Agent, Swing Line Bank, Issuing Bank or Collateral Agent, to it at 270 Park Avenue, New York, New York 10017, Attention of Mr. William P. Rindfuss (Telecopy No. (212) 270-1474); with a copy to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Diane Gee (Telecopy No. (212) 622-0002). If to Citibank, N.A. in its capacity as an Administrative Agent, Swing Line Bank, Issuing Bank or Paying Agent, to it at 399 Park Avenue, New York, NY 10043, Attention of William Stengel (Telecopy No. (212) 793-7585).

                  (c) If to any other Lender as Issuing Bank, at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

                  (d) If to a Lender, at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

            All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
            Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
            Section 9.01. The Administrative Agents shall deliver to the Parent Borrower a copy of each Administrative Questionnaire received by it.

                   SECTION 9.02. Survival of Agreement. All covenants,
            agreements, representations and warranties made by the Borrowers herein and by the Loan Parties in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Swing Line Banks and the Issuing Banks and shall survive the making by the Lenders of the Advances, the making by the Swing Line Banks of the Swing Line Advances and the issuance of Letters of Credit and Auction Bid LOCs, regardless of any investigation made by the Lenders, the Swing Line Banks or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or Swing Line Advance or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit or Auction Bid LOC is outstanding and so long as the Commitments have not been terminated in full.

                   SECTION 9.03. Binding Effect. This Agreement shall become
            effective when it shall have been executed by the Parent Borrower, the Administrative Agents, the Issuing Banks, the Swing Line Banks, the Collateral Agent and the Paying Agent and when the Administrative Agents shall have received copies hereof that, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agents, the Issuing Banks, the Swing Line Banks, the Collateral Agent, the Paying Agent and each Lender and their respective successors and assigns, except that none of the Borrowers shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Lenders (and any attempted assignment by any of the Borrowers shall be void).

                   SECTION 9.04. Successors and Assigns. (a) Subject to
            Section 9.03, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agents, the Issuing Banks, the Collateral Agent, the Paying Agent, the Swing Line Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                   (b) Each Lender may assign to one or more assignees all
            or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments, the outstanding Letters of Credit, the Auction Bid LOCs and the Advances at the time owing to it); provided, however, that
            (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Administrative Agents and the Parent Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld); provided further, however, the consent of the Parent Borrower shall not be required if a Default or an Event of Default has occurred and is continuing on the date of the Assignment and Acceptance, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agents) shall not be less than $10,000,000 (or an amount equal to the remaining balance of such Lender's Commitment), (iii) the parties to each such assignment shall execute and deliver to the Paying Agent (with a copy to the other Administrative Agent) an Assignment and Acceptance, together with a processing and recordation fee of $2,500, and
            (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agents an Administrative Questionnaire. Each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's Commitment. Upon acceptance and recording pursuant to paragraph (e) of this
            Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof and in no event shall precede the date of such recording, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing, (i) any Lender assigning its rights and obligations under this Agreement may retain any Auction Bid Advances made by it, or Auction Bid LOCs issued by it,outstanding at such time, and in such case shall retain its rights hereunder in respect of any Advances or Auction Bid LOCs so retained until such Advances have been repaid , or such Auction Bid LOCs have been terminated or have expired, in full in accordance with this Agreement.

                   (c) By executing and delivering an Assignment and
            Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Advances, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto;
            (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;
            (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agents and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agents and the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                   (d) The Paying Agent shall maintain at its address
            referred to in, or determined pursuant to, Section 9.01 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time and whether such Lender is a Lender on the Closing Date, or the assignee of such a Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent, the Paying Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parent Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                   (e) Upon its receipt of a duly completed Assignment and
            Acceptance executed by an assigning Lender and an assignee, together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent (to the extent required under paragraph (b) above), of the Administrative Agents, the Parent Borrower, the Swing Line Banks and the Issuing Banks to such assignment, the Administrative Agents shall (i) accept such Assignment and Acceptance, (ii) in the case of the Paying Agent, record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Swing Line Banks and the Issuing Banks. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                   (f) Each Lender may, without the consent of the Parent
            Borrower, the Administrative Agents, the Swing Line Banks or the Issuing Banks, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.10, 2.13 and
            9.05 to the same extent as if they were Lenders (provided that the Parent Borrower shall not be required to reimburse the participating banks or other entities pursuant to Section 2.10, 2.13 or 9.05 in an amount that exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation) and (iv) the Parent Borrower, the Administrative Agents, the Issuing Banks, the Swing Line Banks, the Collateral Agent, the Paying Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Loan Parties under the Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement (provided that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Fees payable hereunder with respect to Advances in which the participating bank or other entity has purchased a participation, (B) any change in the amount of principal of, or decrease in the rate at which interest is payable on, the Advances in which the participating bank or other entity has purchased a participation, (C) any extension of the final scheduled maturity of any Advance in which the participating bank or other entity has purchased a participation or (D) any release of all or substantially all the Collateral other than pursuant to the terms of this Agreement). Each participation shall be of a constant, and not a varying, percentage of the Lender's Commitment.

                   (g) Notwithstanding the limitations set forth in
            paragraph (b) above, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Parent Borrower, the Administrative Agents, the Swing Line Banks or the Issuing Banks, provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrowers, shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Advances made to the Borrowers, by the assigning Lender hereunder.

                   (h) Except as expressly provided in this Agreement,
            neither the Issuing Banks nor the Swing Line Banks may assign or delegate any of their respective rights and duties here-

            under without the prior written consent of the Parent Borrower and the Administrative Agents.

                   (i) The Parent Borrower may, with the prior written consent of the Administrative Agents, replace any of the Lenders with one or more assignees, provided (i) that the Lender being replaced has been paid in full for all Advances made by such Lender and all other amounts accrued or due to such Lender hereunder, (ii) that the full amount of the Commitments remain unchanged and (iii) that the percentages of the total Commitments allocated to the Lenders (other than any replaced Lenders) remain unchanged unless prior written consent from any such affected Lenders has been obtained.
            Upon any such replacement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 9.05, as well as to any Fees accrued for its account under Section 2.03 and not yet paid.

              (j)  In the event that:

                   (i) any Lender shall have refused (and shall not
                       have retracted such refusal) to make available any Advance on its part to be made available hereunder, other than solely as a result of the failure of any condition set forth in Article IV to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

                  (ii) any Lender shall have notified either the
                       Administrative Agents or the Parent Borrower (and shall not have retracted such notification) that it does not intend to comply with any of its obligations hereunder, other than solely as a result of the failure of any condition set forth in Article IV to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

                 (iii) (A) a receiver, trustee, conservator or other
                       custodian shall have been appointed with respect to any Lender or its property at the direction or request of any Governmental Authority or (B) an order, action, process or proceeding of the type contemplated by paragraph (g) or (h) of Section 7.01 shall be commenced by or against such Lender (or such Lender shall have consented to the entry of any such order, action, process or proceeding); or

                  (iv) any Lender shall made demand upon the Parent
                       Borrower for any amount pursuant to Section 2.10 or 2.13;

            the Parent Borrower shall have the right, at its own expense, upon notice to such Lender, the Administrative Agents and the Issuing Banks (A) to require such Lender, and such Lender hereby agrees, to use commercially reasonable efforts to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.03(b)) all the interests, rights and obligations of such Lender to an assignee; provided, however, that (1) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (2) the Parent Borrower or such assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued on the date of payment on the Advances made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder or (B) to replace such Lender with one or more assignees, provided, in the case of this clause (B), (1) that the Lender being replaced has been paid in full for all Advances made by such Lender and all other amounts accrued or due to such Lender hereunder, (2) that the full amount of the Commitments remains unchanged and (3) that the percentage of the total Commitments allocated to the Lenders (other than any replaced Lenders) remains unchanged unless prior written consent from such Lenders has been obtained, and provided, further, in either of clause (A) or (B), the Issuing Banks shall have consented to such assignment. Upon any assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 9.05, as well as to any fees accrued for its account under Section 2.03 and not yet paid.

                   SECTION 9.05. Expenses; Indemnity. (a) The Parent Bor-

            rower agrees to pay (i) the reasonable fees, disbursements and other charges of counsel for the Administrative Agents, the Issuing Banks, the Swing Line Banks, the Collateral Agent and the Paying Agent incurred in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) and
            (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Issuing Banks, the Collateral Agent, the Paying Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Advances or Swing Line Advances made or the Letters of Credit issued hereunder, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore, counsel for the Administrative Agents, the Collateral Agent and the Paying Agent, in connection with any such enforcement or protection and the reasonable fees, disbursements and other charges of any other counsel for the Administrative Agents, the Issuing Banks, the Swing Line Banks, the Collateral Agent, the Paying Agent or any Lender. The Parent Borrower further agrees that it shall indemnify the Administrative Agents, the Issuing Banks, the Swing Line Banks, the Collateral Agent, the Paying Agent and the Lenders from, and hold them harmless against, any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Docu-

            ments.

                   (b) The Parent Borrower agrees to indemnify the
            Administrative Agents, the Collateral Agent,the Paying Agent, the Issuing Banks, the Swing Line Banks and each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
            (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the Letters of Credit or the proceeds of the Advances and the Swing Line Advances or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                   (c) If any payment of principal of any Adjusted Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of any Conversion, payment pursuant to Section 2.05, prepayment pursuant to clause (ii) of the proviso to Section 2.09(a) or acceleration of the maturity of the Advances pursuant to
            Section 7.01 or for any other reason, the applicable Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agents), pay to the Paying Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                   (d) The provisions of this Section 9.05 shall remain
            operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Advances or the Swing Line Advances, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agents, the Issuing Banks, the Collateral Agent, the Paying Agent, the Swing Line Banks or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                   SECTION 9.06. Right of Setoff. If an Event of Default
            shall have occurred and be continuing, each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by operation of law or otherwise, at any time and from time to time, without notice to any Borrower (any such notice being expressly waived by each Borrower), to exercise its banker's lien or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the obligations of any Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.

                   SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE
            OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                   SECTION 9.08. Waivers; Amendment. (a) No failure or delay
            on the part of the Administrative Agents, the Issuing Banks, the Collateral Agent, the Paying Agent, the Swing Line Banks or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuation of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Issuing Banks, the Collateral
            Agent, the Paying Agent, the Swing Line Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Loan Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
            No notice or demand on the Loan Parties in any case shall entitle the Loan Parties to any other or further notice or demand in similar or other circumstances.

                   (b) Neither this Agreement or any of the other Loan
            Documents nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Majority Lenders, (ii) in the case of either Guarantee Agreement, pursuant to an agreement or agreements in writing entered into by the Guarantors party thereto and the Collateral Agent and consented to by the Majority Lenders, (iii) in the case of any of the Security Documents, pursuant to an agreement or agreements in writing entered into by the parties thereto and consented to by the Majority Lenders or (iv) in the case of a Letter of Credit, pursuant to an agreement or agreements entered into by the applicable Borrower and the Issuing Banks; provided, however, that no such agreement shall (A) change the principal amount of any Advance or Letter of Credit Obligation, extend the final scheduled maturity of any Advance, extend the scheduled date for payment (but not prepayments) of principal of or interest on any Advance, forgive any such payment or any part thereof or reduce the rate of interest on any Advance, in each case without the prior written consent of each Lender affected thereby, (B) increase the amount or extend the termination date of the Commitment of any Lender or reduce or extend the date for payment of the Fees of any Lender, in each case without the prior written consent of such Lender, (C) amend or modify the provisions of this Section 9.08(b) or the defini-

            tion of the term "Majority Lenders" without the prior written consent of each Lender, (D) release Collateral in excess of an aggregate amount of $300,000,000 (it being understood that the Parent Borrower shall be permitted to direct the release of up to $10,000,000 (determined by the Fair Market Value of the Collateral) of Collateral in each Fiscal Year without the consent of the Lenders), except as expressly permitted by the Security Documents or this Agreement or (E) release Dillon Companies, Inc. as a Subsidiary Guarantor (other than as expressly provided in the Subsidiary Guarantee Agreement), without the prior written consent of each Lender; and provided further, that no such agreement shall amend, modify or other-

            wise affect the rights or duties of the Administrative Agents, the Collateral Agent, the Paying Agent, the Swing Line Banks or the Issuing Banks hereunder without the prior written con-

            sent of the Administrative Agents, the Collateral Agent, the Paying Agent, the Swing Line Banks or the Issuing Banks, respectively.

                   SECTION 9.09. Interest Rate Limitation. Notwithstanding
            anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Swing Line Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender or such Swing Line Bank in accordance with applicable law, the rate of interest payable to such Lender or such Swing Line Banks hereunder, together with all Charges payable to such Lender or such Swing Line Banks, shall be limited to the Maximum Rate.

                   SECTION 9.10. Entire Agreement. This Agreement and the
            other Loan Documents and the letter referred to in
            Section 2.03(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                   SECTION 9.11. Waiver of Jury Trial. Each party hereto
            hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this
            Section 9.11.

                   SECTION 9.12. Severability. In the event any one or more
            of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                   SECTION 9.13. Counterparts. This Agreement may be
            executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                   SECTION 9.14. Headings. Article and Section headings and
            the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                   SECTION 9.15. Confidentiality. Unless otherwise agreed to in writing by the Parent Borrower, the Administrative
            Agent, the Collateral Agent, the Paying Agent and each Lender hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the Administrative Agent's, the Collateral Agent's, the Paying Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees and participants, and then only on a confidential basis; provided, however, that the Administrative Agent, the Collateral Agent, the Paying Agent or any Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process or in connection with any litigation or other proceeding relating to this Agreement (provided that the applicable Person shall give the Parent Borrower notice of such disclosure on the same day on which it determines such disclosure to be necessary and in any event prior to such disclosure), (b) to its attorneys and accountants or (c) as requested or required by any state, or Federal or foreign authority or examiner regulating banks or banking. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Parent Borrower or any of its Affiliates that has been furnished by the Parent Borrower or any of its Affiliates, whether furnished before or after the Closing Date, and regardless of the manner in which it is furnishes; provided, however, that Proprietary Information does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent, the Collateral Agent, the Paying Agent or any Lender not permitted by this Agreement, (ii) was available to the Administrative Agent, the Collateral Agent, the Paying Agent or any Lender on a nonconfidential basis prior to its disclosure by the Administrative Agent, the Collateral Agent, the Paying Agent or such Lender by the Parent Borrower or any of its Affiliates or (iii) becomes available to the Administrative Agent, the Collateral Agent, the Paying Agent or any Lender on a nonconfidential basis from a Person other than the Parent Borrower or its Affiliates who, to the best knowledge of the Administrative Agent, the Collateral Agent, the Paying Agent or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Parent Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Administrative Agent, the Collateral Agent, the Paying Agent or such Lender.

                   SECTION 9.16. Jurisdiction; Consent to Service of
            Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Loan Party or its properties in the courts of any juris-

            diction.

                   (b) Each Borrower hereby irrevocably and unconditionally
            waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   (c) Each party to this Agreement irrevocably consents to
            service of process in the manner provided for notices in
            Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                   SECTION 9.17. Release of Collateral. (a) Upon the occurrence of any sale, transfer or disposition of assets permitted by, and consummated in accordance with, the provisions of this Agreement, the Collateral Agent shall release from the lien of the Collateral Documents the assets so sold, transferred or otherwise disposed.

                   (b) Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the security interests in all the Collateral under all the Collateral Documents shall be released, the provisions of
            Section 7.02 shall cease to be operative (and any Collateral held pursuant thereto shall be released) and the Collateral Documents shall be terminated (and each of the Lenders
            (x) hereby consents to such release and termination and
            (y) hereby authorizes the execution and delivery by the Administrative Agents and the Collateral Agent of the documents and instruments and the delivery of the Collateral in the possession of the Collateral Agent, in each case as contemplated by paragraph (c) below) upon the request of the Parent Borrower if, at the time of such request, either

                   (i) the Senior Debt Ratings are (A) BBB- or better
                       in the case of S&P or (B) Baa3 or better in the case of Moody's (provided, however, that the Parent Borrower shall not be entitled to request the release of all the Collateral pursuant to this clause (i) if, at the time such request would otherwise be made, there shall be in effect a Senior Debt Rating of (x) BB or lower in the case of S&P or (y) Ba2 or lower in the case of Moody's (the condition set forth in this clause (i) being referred to herein as the "Investment Grade Rating Condition")) or

                  (ii) the Consolidated Ratio of Net Total Debt to
                       Consolidated EBITDA for the most recently ended Fiscal Quarter is 3.0 to 1.0 or lower.

Notwithstanding anything in this Agreement to the contrary, the Parent Borrower shall not be entitled to request the release of all the Collateral pursuant to this paragraph (b) unless, simultaneously with the release of the security interests in all the Collateral as contemplated by this paragraph (b), all security interests in all the Collateral for the benefit of the Senior Secured Notes are release

                   (c) In connection with the above-described release and termination, the Collateral Agent shall deliver to the Parent Borrower any Collateral in the Collateral Agent's possession and the Administrative Agents and the Collateral Agent shall execute and deliver, at the Parent Borrower's expense, all documents and instruments as the Parent Borrower or any other Loan Party may reasonably request to evidence such release and termination. Any such execution and delivery of such documents or instruments shall be without recourse to the Administrative Agents and the Collateral Agent. Nothing in this Section 9.17 shall be construed to affect the provisions of Section 6.01.


                   IN WITNESS WHEREOF, each of the Borrowers, the
            Administrative Agents, the Collateral Agent, the Paying Agent, the Issuing Banks, the Swing Line Banks and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                     THE KROGER CO.,

                       by:
                          ------------------------------
                          Name:
                          Title:


                     DILLON COMPANIES, INC.,

                       by:
                           ------------------------------
                           Name:
                           Title:

                     CHEMICAL BANK, individually and as
                     Administrative Agent,  Swing Line Bank,
                     Issuing Bank and Collateral Agent,

                     by:
                        ------------------------------
                        Name:
                        Title:


                     CITIBANK, N.A., individually and as
                     Administrative Agent, Swing Line Bank,
                     Issuing Bank and Paying Agent,


                     by:
                        ------------------------------
                         Name:
                         Title:

                     ABN AMRO BANK N.V.,


                     by:
                          -------------------------------
                         Name:
                         Title:


                     ARAB BANKING CORPORATION,


                     by:
                        -----------------------------
                        Name:
                        Title:

                     BANCA COMMERCIALE ITALIANA,


                     by:
                        -----------------------------
                        Name:
                        Title:

                     BANK OF IRELAND GRAND CAYMAN,


                     by:
                        ---------------------------
                        Name:
                        Title:

                     BANK OF MONTREAL, CHICAGO BRANCH,

                     by:
                        ---------------------------
                        Name:
                        Title:


                     THE BANK OF NOVA SCOTIA,


                     by:
                        ----------------------------
                         Name:
                         Title:





                     BANK ONE, COLUMBUS, N.A.


                     by:
                        ----------------------------
                         Name:
                         Title:

                     THE BANK OF NEW YORK,


                     by:
                        --------------------------
                         Name:
                         Title:


                     THE BANK OF TOKYO TRUST COMPANY,


                     by:
                        ---------------------------
                         Name:
                         Title:


                     BANKERS TRUST COMPANY,


                     by:
                        -------------------------
                         Name:
                         Title:

                     BANQUE PARIBAS,


                     by:
                        -----------------------
                         Name:
                         Title:


                     CAISSE NATIONALE DE CREDIT AGRICOLE,


                     by:
                        ----------------------------
                        Name:
                          Title:

                     CIBC, INC.,


                     by:
                             ---------------------------
                        Name:
                             Title:


                     COMPAIGNE FINANCIERE DE CIC ET DE L'UNION
                     EUROPEENE,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     COMERICA BANK,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     CREDIT LYONNAIS CHICAGO BRANCH,


                     by:
                        ------------------------------
                         Name:
                         Title:

                     CREDIT LYONNAIS CAYMAN ISLAND BRANCH,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     THE DAIWA BANK LIMITED, NEW YORK BRANCH,


                     by:
                        ------------------------------
                         Name:
                         Title:


                     THE DAI-ICHI KANGYO BANK, LTD.,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     DEUTSCHE BANK NEW YORK AND/OR CAYMANS ISLANDS
                     BRANCHES,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA,


                     by:
                        ------------------------------
                        Name:
                          Title:

                     FLEET BANK OF MASSACHUSETTS, N.A.,


                     by:
                        -----------------------------
                        Name:
                          Title:

                     THE FIFTH THIRD BANK,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     THE FIRST NATIONAL BANK OF CHICAGO,


                     by:
                        -----------------------------
                         Name:
                         Title:



                     THE FUJI BANK, LIMITED,


                     by:
                        ------------------------------
                         Name:
                         Title:

                     THE HOKKAIDO TAKUSHOKU BANK, LTD.,


                     by:
                        ------------------------------
                         Name:
                         Title:

                     THE HOKURIKU BANK, LTD.,


                     by:
                        ------------------------------
                         Name:
                         Title:

                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     THE LONG TERM CREDIT BANK,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     MIDLAND BANK,


                     by:
                        ------------------------------
                        Name:
                          Title:




                     THE MITSUBISHI BANK, LIMITED, CHICAGO BRANCH,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     THE MITSUBISHI TRUST AND BANKING CORP.,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     MORGAN GUARANTY TRUST COMPANY OF NEW YORK,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     THE NIPPON CREDIT BANK, LTD.,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     NBD BANK, N.A.,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     NATIONSBANK OF NORTH CAROLINA, N.A.,


                     by:
                        ---------------------------
                        Name:
                          Title:




                     THE NORTHERN TRUST COMPANY,


                     by:
                        --------------------------
                         Name:
                         Title:

                     PNC BANK,


                     by:
                        --------------------------
                         Name:
                         Title:

                     THE SAKURA BANK,


                     by:
                        --------------------------
                         Name:
                         Title:

                     THE SANWA BANK, LIMITED, CHICAGO BRANCH,


                     by:
                        --------------------------
                         Name:
                         Title:

                     STAR BANK,  N.A.,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     THE SUMITOMO TRUST AND BANKING CO., LTD., NEW
                     YORK BRANCH,


                     by:
                        ----------------------------
                         Name:
                         Title:



                     THE SUMITOMO BANK, LTD., CHICAGO BANCH,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     THE TOKAI BANK, LTD., CHICAGO BRANCH,


                     by:
                        -----------------------------
                         Name:
                         Title:

                     UNION BANK OF FINLAND LTD., GRAND CAYMAN
                     BRANCH,


                     by:
                        -----------------------------
                        Name:
                          Title:

                     UNITED STATES NATIONAL BANK OF OREGON,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     THE YASUDA TRUST & BANKING COMPANY LIMITED,
                     CHICAGO BRANCH,


                     by:
                        ----------------------------
                         Name:
                         Title:

                     WELLS FARGO BANK,


                     by:
                        -----------------------------
                         Name:
                         Title: